UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 ( Amendment No. 1)

Filed by Registrant	☑

Filed by Party other than Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

DIVERSIFIED PRODUCT INSPECTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Diversified Product Inspections, Inc.
1059 East Tri-County Blvd.
Oliver Springs, Tennessee 37840
(865) 482-8480

To The Shareholders of Diversified Product Inspections, Inc.:

We are pleased to invite you to attend a special meeting of the shareholders (the “Shareholders Meeting”) of Diversified Product Inspections, Inc. (“DPI”), a Delaware corporation, which will be held at 9:30 a.m. on March 26, 2009 at the offices of DPI, 1059 East Tri-County Blvd, Oliver Springs, Tennessee 37840.  The proposal to be considered and voted on at the Shareholders Meeting is:

•	to approve the sale of substantially all of the assets of DPI to its current management, which anticipates they will operate the business as a private company.

Our Board of Directors recommends a vote For the proposal.

Our Board of Directors has fixed the close of business on February 17, 2009 as the record date (the “Record Date”) for a determination of shareholders entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment thereof.  You may access the Proxy Statement and the Annual Report at www.dpi-inc.com/investors.php.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 9:00 a.m. Shares of common stock can be voted at the Shareholders Meeting only if the holder is present in person or by valid proxy. Shareholders holding stock in brokerage accounts (“Street Name”) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date in order to attend the meeting; however, Street Name shareholders may only vote by proxy because they are not shareholders of record. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting or your shares are in Street Name, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ John Van Zyll
John Van Zyll
Chairman of the Board and Chief Executive Officer

Dated: February 13, 2009

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and returning the enclosed proxy will save DPI the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

Diversified Product Inspections, Inc.
1059 East Tri-County Blvd.
Oliver Springs, Tennessee 37840
(865) 482-8480

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of the Shareholders to Be Held on March 26, 2009

Time and Date: 9:30 a.m. Eastern Time on March 26, 2009

Place: Offices of Diversified Product Inspections at: 1059 East Tri-County Blvd, Oliver Springs, Tennessee 37840

Agenda: To approve the sale of substantially all of the assets of DPI.

Our Board of Directors recommends a vote For the proposal

Record Date: February 17, 2009

Proxy Materials: You may access the Proxy Statement and the Annual Report at:
www.dpi-inc.com/investors.php ..

Voting: Whether you plan on attending the meeting, please vote as soon as possible by signing, dating and returning the enclosed proxy.

By the Order of the Board of Directors

John Van Zyll
Chairman of the Board and Chief Executive Officer

Dated: February 13, 2009

Summary Term Sheet

This summary term sheet, together with the question and answer section that follows, highlights selected information from this Proxy Statement about the Settlement Agreement and Asset Purchase Agreement or the Agreement. Neither this summary nor the discussion under the proposal below contains all of the information that is important to you. You should carefully read the Agreement to fully understand the transaction. The Agreement is attached as Annex A. We encourage you to read the Agreement, as it is the principal document that governs the settlement and asset sale. Each item in this summary includes a page reference directing you to a more complete description of that topic. We have provided references to some of the page numbers in the Agreement where you may find additional information, but reading only specific pages is not a substitute for reading the entire Agreement fully, which we encourage you to do.

Throughout this Proxy Statement, “we,” “our,” “DPI,” or the “Seller” refers to Diversified Product Inspections, Inc. The “Buyer” refers to Diversified Product Inspections, LLC. Management refers to John Van Zyll, Ann Furlong, and Marvin Stacy. The Plaintiffs refers to Sofcon, Limited, EIG Venture Capital, Limited, and EIG Capital Investments, Limited.

Reasons for the Agreement ( Page 9 )

In order to settle pending litigation by the Plaintiffs against DPI and our Management, the parties entered into the Agreement. Because the Plaintiffs are seeking to recover $600,000 plus interest and defending this kind of litigation is expensive, we believe it is in DPI’s and its shareholders’ best interests, if the lawsuit is settled. In order to settle the lawsuit, our shareholders must approve the sale of assets and we must close the Agreement.

Under the proposal, current management of DPI will continue to operate your business. Public shareholders will lose all equity interest in the operating company and will retain their ownership interest in DPI which will be a shell company with no assets or operations. Mr. Jan Telander will control DPI if the Agreement is closed and be in a position to select its directors and indirectly, its officers.

Parties to the Agreement ( Page 10 )

Diversified Product Inspections, Inc., a Delaware corporation or DPI, is the Seller;

John Van Zyll, Ann Furlong, and Marvin Stacy, or the Management, are the officers of DPI and of the Buyer;

Diversified Product Inspections, LLC, a Tennessee limited liability company, or the Buyer, is the purchaser of the assets; and

Sofcon, Limited, EIG Venture Capital, Limited, and EIG Capital Investments, Limited, all of which are Belize corporations, are the Plaintiffs in the litigation which will be settled if the shareholders approve the asset sale.

Assets To Be Sold and Liabilities To Be Assumed ( Pages 10-11 )

•	DPI will transfer substantially all of its assets to the Buyer;

•	The Buyer will assume all of the liabilities of DPI;

•	DPI will pay $250,000 to EIG Venture Capital, Limited; and

•	Management will sell 3,000,000 shares of DPI’s common stock to the Plaintiffs and the remaining shares owned by the Management, together with 7,500,000 stock options will be cancelled.

Terms of the Agreement ( Page 11 )

In the Agreement, we make certain representations and warranties and have agreed to certain covenants, and other customary provisions. If the asset sale is approved, DPI will have no assets or liabilities and will have 13,645,990 shares of common stock outstanding in contrast to 20,105,867 outstanding as of the date of this Proxy Statement. The Buyer, which is owned by DPI’s Management, will own all of DPI’s current assets (except $250,000) and assume all of its liabilities including its mortgage indebtedness. As a result of the Agreement, the pending litigation against DPI, John Van Zyll, Ann Furlong and Marvin Stacy alleging violations of securities laws and alleging common law claims of wrongdoing will be dismissed.

You are encouraged to carefully read the Agreement, a copy of which is attached as Annex A to this Proxy Statement.

Voting Required ( Page 16 )

We are required under Delaware General Corporation Law to obtain shareholder approval of the asset sale.  Because Delaware law does not require us to obtain shareholder approval to settle the litigation, we are only asking our shareholders to approve the asset sale.  Approval of the asset sale requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the close of business on the record date of February 17, 2009. If a DPI shareholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the asset sale.  If we do not obtain shareholder approval of the asset sale, the Agreement will not close and the litigation will continue.

Voting Agreements ( Page 16 )

Each member of the Management has agreed to vote their shares of common stock in accordance with the votes of the other shareholders. If a majority of the other shareholders vote for the asset sale, the Management shares will be voted in favor of the asset sale. If, on the other hand, a majority of the other shareholders vote no, the Management’s shares will be voted no. Additionally, the Plaintiffs have given the Management an irrevocable proxy to vote 5,077,247 of their shares in favor of the asset sale. Any other shares that the Plaintiffs may or may not beneficially own will not be voted in connection with the approval of the asset sale.

Information Regarding Voting At The Shareholders Meeting

General Information

This Proxy Statement is being sent to the holders of shares of common stock of DPI in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the special meeting of shareholders (the “Shareholders Meeting”) to be held at 9:30 a.m. on March 26, 2009, at 1059 East Tri-County Blvd., Oliver Springs, Tennessee, 37840. The proxy materials relating to the Shareholders Meeting are first being mailed to shareholders entitled to vote at the meeting on or about February 18, 2009.

Answers to Questions that You May Have

Who is Entitled to Vote?

DPI’s Board has fixed the close of business on February 17, 2009 as the record date (the “Record Date”) for a determination of shareholders entitled to notice of, and to vote at, this Shareholders Meeting or any adjournment thereof. On the Record Date, there were 20,105,867 shares of common stock outstanding; however, 35,000 shares are held by DPI as treasury shares. Thus, only 20,070,867 shares are entitled to vote or considered outstanding for purposes of the asset sale.  Each share of DPI’s stock represents one vote.

Who May Attend the Meeting?

If you are a shareholder of record, which means you hold your shares in your name, you may attend the Shareholders Meeting. Shareholders holding shares in brokerage accounts (“Street Name”) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date in order to attend the Shareholders Meeting.

How Do I Vote?

1.	Vote by mail . Mark, date, sign and mail promptly the enclosed proxy (a postage-paid envelope is provided for mailing in the United States); or

2.	Vote in person . Attend and vote at the Shareholders Meeting.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors, individuals who help with processing and counting your votes and persons who need access for legal reasons. If you write comments on your proxy, your comments will be provided to DPI, but how you vote will remain confidential.

What Constitutes a Quorum?

To carry on the business of the Shareholders Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by DPI are not considered outstanding or to be present at the meeting. The following are votes that are counted as present for the purpose of determining the existence of a quorum at the Shareholders Meeting:

•	votes in favor or against the asset sale;

•	votes by brokers in the absence of instructions from beneficial owners (called broker non-votes); and

•	votes that are entitled to vote at the meeting but are not voted at the direction of the beneficial owner (called abstentions).

What is a Broker Non-Vote?

A broker non-vote occurs when shares are held in Street Name and a broker submits a proxy that does not indicate a vote on a particular proposal because the broker has not received voting instructions from its customer, the beneficial owner, and does not have authority to vote on that proposal without instructions. As mentioned above, broker non-votes are treated as present for the purpose of determining a quorum but are not counted as withheld votes, votes against the proposal in question or as abstentions.

May A Broker Use Discretion In Voting?

No. If your shares are held in Street Name, the broker may not vote those shares without instructions from you.

How Many Votes are Needed for the Proposal to Pass?

The affirmative vote of the majority of shares the outstanding shares entitled to vote (10,035,434 shares) are required to vote in favor of the asset sale.

What Are the Voting Procedures?

Your vote is very important. All properly executed proxy delivered pursuant to this solicitation and not revoked will be voted at the Shareholders Meeting in accordance with the directions given. You may vote in favor of the proposal or against the proposal, or you may abstain from voting on the proposal. You should specify your choice on the accompanying proxy.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Shareholders Meeting by giving written notice to the Secretary of DPI, by delivering a proxy dated after the date of the proxy or by voting in person at the Shareholders Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Diversified Product Inspections, Inc, 1059 East Tri-County Blvd., Oliver Springs, Tennessee, 37840, Attention: Ann Furlong, or by facsimile (865) 482-8477.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by DPI. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

What Proposal is Being Presented to the Shareholders?

We are asking our shareholders to vote in favor of a resolution to transfer substantially all of our assets to a company owned by DPI’s Management and pay $250,000 to the Plaintiffs. While these steps are conditions to settling a lawsuit described beginning on page 9, you are not voting to approve the lawsuit settlement.

The Board Unanimously Recommends that Shareholders Vote “For” the Proposal

With this Proxy Statement, we are also mailing or delivering to our shareholders a proxy, the notice of the Shareholders Meeting and a copy of our Annual Report on Form 10-KSB. As of the Record Date, there were 20,105,867 shares of DPI’s common stock issued and outstanding. Each share of common stock entitles the holder to one vote on the asset sale. As of the Record Date, DPI has issued no Preferred Stock.

Proposal

Approval of the Agreement

What are the Reasons for the Agreement?

On September 8, 2006, the Plaintiffs filed a lawsuit against DPI and our Management in the Palm Beach County, Florida Circuit Court entitled Sofcon Limited, EIG Venture Capital, Limited and EIG Capital Investments, Limited vs. Diversified Product Inspections, Inc., John Van Zyll, Ann Furlong and Marvin Stacy, Case No. 50 2006 CA 009205. The complaint alleges a number of legal theories or causes of action arising out of two investments described below. The theories include violation of the antifraud provisions of certain of the federal securities laws, fraud, breach of contract and breach of fiduciary duty.

The facts are as alleged by the Plaintiffs except where it refers to Management’s or DPI’s contentions.

Investment 1

Prior to becoming a public company, the Plaintiffs invested a total of $300,000 in exchange for shares of common stock of a privately-held predecessor of DPI in three separate investments. Thereafter, the predecessor of DPI was acquired by Fairfax Group, Inc., a Florida corporation, in April 2001, which then changed its name to the current name of DPI. DPI alleges that there is no evidence that any of the funds were received by DPI or our Management.

Investment 2

Sometime in the Spring of 2002, Management contacted the Plaintiffs for the purpose of inducing the Plaintiffs to make an additional investment in DPI. However, the Management contends the Plaintiffs approached them. A Subscription Agreement was signed and the Plaintiffs purchased $300,000 of DPI’s 6% convertible debentures in three separate $100,000 amounts.

The Plaintiffs allege that Management owned 8,983,170 shares of DPI’s common stock at the time of their investment in April 2002. As a result of the Plaintiffs final purchase of convertible debentures in 2002, Managements’ beneficial ownership was reduced to less than 50% of DPI’s outstanding shares.

The Plaintiffs allege that Management informed them that the purpose of these additional investments was to further DPI’s growth and expansion. However, Management stated in their Answer that in October 2002, directors and officers of DPI participated in a telephone conference with Jan Telander, the Chief Executive Officer of one or more of the Plaintiffs discussing the use of the investment proceeds. It is Management’s contention that Mr. Telander was concerned that the investment proceeds would be used towards executive compensation and recommended that DPI issue the officers and directors stock options with the condition that the options not be exercised immediately. However, there is no such documentation of this on the record. It is Management’s position that the investment was not to be used to compensate Management, but to grow DPI. Management further alleges that Plaintiffs’ principal attended a meeting of DPI’s Board of Directors and agreed to the issuance of the options.

The Subscription Agreement represented that there would be no outstanding or undisclosed options, unless issued pursuant to a duly adopted stock option plan. Although DPI had no formal stock option plan in place in November 2002, the Plaintiffs allege that Management, through their control of the Board of Directors caused DPI in November 2002 to issue themselves the 7,500,000 options to purchase shares of DPI’s common stock without obtaining the prior written consent from the Plaintiffs in direct violation of the Subscription Agreement.

The Plaintiffs assert that this represents a willful disregard for the unambiguous representations in the Subscription Agreement. The Plaintiffs also allege that the failure to disclose these options in its 2002 Form 10-KSB or in Form 4s required to be filed with the Securities and Exchange Commission ("SEC") is a willful disregard of SEC requirements. Management did not disclose these options until its 2003 Form 10-KSB filing which was filed on March 29, 2004.

The action was filed in September 2006.  DPI and the Management filed Answers, Affirmative Defenses and Motions to Dismiss on multiple grounds, including, the lack of subject matter and personal jurisdiction.  Thereafter, DPI filed a Motion for Judgment on the pleadings for lack of subject matter jurisdiction based on a New York forum selection clause.  The Court conducted a hearing on the issues of law and denied the Motion for Judgment on the pleadings without prejudice.  It then ordered the parties to set an evidentiary hearing on the issues raised in the Motions to Dismiss on the forum selection clause.  The Court simultaneously ordered the parties to mediation before the scheduled evidentiary hearing.  Thereafter, the parties engaged in limited discovery on the jurisdiction issues relevant to the evidentiary hearing.  In January 2008, the parties attended the mediation and tentatively agreed to the framework of a settlement described in this Proxy Statement.  The Plaintiffs agreed to abate litigation pending ongoing settlement negotiations and, in return, DPI and the Management agreed to waive the forum selection clause defense.  The action continued to be abated until the parties entered into the Agreement.

In order to settle the pending litigation brought by the Plaintiffs against DPI and the Management, the parties entered into the Agreement. In evaluating the Agreement, the Board of Directors consulted with legal counsel and considered a number of factors. Listed below are the material factors that the Management considered in their decision:

•	potential legal fees;

•	possibility of an adverse verdict;

•	the impact and disruption that legal proceedings would place on management in running its business;

•	the need to resolve the litigation;

•
leaving our shareholders with the possibility of eventually recovering their investments if the Plaintiffs are able to ultimately complete a successful reverse merger (even recognizing the substantial dilution that would occur); and

•	permit the Management to operate DPI’s current business and avoid any personal risk.

They balanced these risks with their own belief that the Plaintiffs’ claims were baseless. The litigation was expensive and placed DPI in a position of facing a prohibitive judgment of not only $600,000, but under at least one claim they could be responsible for the plaintiffs’ legal fees and any statutory interest from the date of each investment. If this were to occur, DPI would most likely be liquidated in bankruptcy and the stock price would be wiped out. Thus, with the advice of counsel, the Management executed the Agreement and is recommending that the other shareholders approve the Agreement. As of September 30, 2008, the Plaintiffs have not accrued any liability relating to the litigation.  If the shareholders approve the asset sale, DPI expects that the Agreement will close shortly thereafter. At about the same time as the closing, the litigation will be dismissed and all parties will release each other from liability.

The following summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy which is attached to the Proxy Statement as Annex A.  A clarifying amendment to the Agreement was approved on January 16, 2009 and is attached to this Proxy Statement as Annex B.  An additional amendment to the Agreement was approved on February 11, 2009 and is attached to this Proxy Statement as Annex C.  We recommend that you read the Agreement in its entirety for a precise understanding of its terms.

Who are the Parties to the Agreement?

DPI, a Delaware corporation that was formerly incorporated in Florida under the same name, is the seller. Its officers are located at 1059 E. Tri-County Boulevard, Oliver Springs, Tennessee 37840. DPI focuses on conducting investigations and laboratory analysis of a wide variety of products to determine the cause and origin of product failures. Our primary customers consist of national insurance companies that are interested in subrogation claims to recover losses. We have accumulated a large database of known defective products that includes photos and other documentation that are used in their investigations. Additionally, we provide for the secure storage of evidence materials.

John Van Zyll, Ann Furlong, and Marvin Stacy are DPI’s executive officers.

Diversified Product Inspections, LLC, a Tennessee limited liability company (the “Buyer”), was formed solely for the purpose of entering into the Agreement and performing the transactions contemplated by the Agreement. It will acquire all of DPI’s assets (except $250,000) and assume all of its liabilities if our shareholders approve the asset sale. The Buyer is owned by the Management; DPI’s other shareholders will have no interest in the Buyer.

DPI and the Management are the Defendants in the Litigation. Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation, are the Plaintiffs in the Litigation. All are private equity investment corporations formed for the purpose of investing capital in private and public business. There address is: c/o Jan Telander, President, EIG Venture Capital, Limited, Calle Azucena 37, Torreblanca del Sol, 29640 Fuengirola, Spain.

What will the Parties Receive for the Assets?

DPI will sell substantially all of its assets to the Buyer. The assets include the real property owned DPI which will be conveyed to the Buyer concurrently with the discharge of the existing mortgage on the real property (which mortgage that parties agree will be assigned to and assumed by the Buyer on the closing date of the Agreement). The Buyer is paying for the assets by the Management’s cancelling all of their options and all but 3,000,000 of their shares. The Plaintiffs will purchase the 3,000,000 shares from the Management for $300. The Plaintiffs will also receive $250,000 from DPI.

However, the acquired assets shall not include:

(i) our corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of DPI as a corporation,

(ii) $250,000 that will be paid by DPI to EIG Venture Capital, Limited on the closing date of the Agreement, and

(iii) any rights of DPI to continue operating as a fully reporting Over-the-Counter Bulletin Board company following the closing of the Agreement.

What are the Liabilities to be Assumed by the Buyer?

The liabilities to be assumed by the Buyer under the agreement include:

•	all of DPI’s obligations relating to all mortgages identified in the Agreement;

•	all of DPI’s obligations relating to its Line of Credit/Note Payable identified in the Agreement;

•	all of DPI’s obligations relating to the amounts owed to DPI’s legal counsel, transfer agent, auditor and all other service providers to DPI; and

•	all other liabilities of DPI including its trade liabilities, payroll and taxes, whether known or unknown.

What are the Terms of the Agreement?

The Buyer is owned by the Management of DPI. The executive officers and directors of DPI will cancel 6,459,877 shares of their common stock of DPI and sell the Plaintiffs their remaining 3,000,000 shares of common stock for $300. All of the officers and directors of DPI will tender their resignations and the Plaintiffs will designate new officers and directors of DPI.

DPI’s 2001 Employee/Consultant Stock Compensation Plan and all options and warrants granted under the Plan will be terminated. Following the closing of the Agreement, DPI will have no assets and no liabilities and will have 13,645,990 shares of common stock outstanding in contrast to 20,105,867 outstanding.

The Buyer will hire all employees of DPI employed at the closing of the Agreement and assume and pay all amounts owed by DPI to its former employees.

Why is it Titled Settlement and Asset Purchase Agreement?

The Agreement is titled “Settlement and Asset Purchase Agreement” because in order to consummate the settlement, DPI is required to be an empty shell with no assets or liabilities.  That step requires the assets to be “sold.”

What is the Effect of the Agreement?

If the asset sale is approved, there will be a change of control of DPI and control will pass to companies headed by Mr. Jan Telander.  Additionally, DPI’s current officers and directors will resign. DPI, which generated over $2.5 million in revenues in 2007 and over $1.9 million for the first nine months of 2008, will be an empty shell with no revenues or operations.

What will DPI and its Shareholders receive?

DPI’s shareholders will have the opportunity to see an increase value in their shares. Our stock price has traded between $0.02 and $0.06 per share in 2008. We see no reason that it will increase to a meaningful price range in the near future. Volume is very low which means it is not likely many shares can be sold at the quoted price. The advantages of being a public reporting company do not fit a company of our size and lack of growth. If in the future, DPI, as a shell company were to complete a reverse merger, our shareholders may see an increase in the price. However, no assurances can be given that following the asset sale a reverse merger will be completed, or if it is, that the price will appreciate enough to account for the substantial dilution anticipated if a reverse merger is completed.

Representations and Warranties of DPI and the Management

In the Agreement, DPI and our Management made certain representations and warranties to the Buyer and the Plaintiffs. Those representations and warranties relate to the following:

•	due organization, valid existence and good standing under the laws of the State of Delaware and the requisite power and authority to carry on its business;

•	authority to enter into and perform the Agreement and the validity and enforceability of the Agreement;
•	the execution of the Agreement will not violate any constitution, statute, regulation, rule, injunction, judgment or other restrictions of any government or court to which DPI is subject to;
•	compliance with all applicable laws, rules and regulations, orders, permits and judgments of all government entities;
•	the transfer of shares and options owned by our Management transferred to the Plaintiffs and thereafter cancelled;
•	the consents, approvals or authorizations as required in connection with the Agreement;
•	no obligation to fees or commissions to any broker, finder or agent with respect to any transaction contemplated under the Agreement;
•	reports and financial statements filed with the SEC;
•
approval and authorizations and compliance with all federal and state securities laws and regulations that are required for it to continue as a fully reporting Over-the-Counter Bulletin Board company with freely tradable shares which are registered with the SEC;

•	tax returns required to be filed;
•	title and marketability of its property;
•	contracts involved with consideration in excess of $10,000;
•
the absence of actions, suits, proceedings or investigations affecting or threatened against DPI which would prevent or materially delay DPI from being able to perform its obligations under the Agreement in all material respects;

•	environmental, health and safety matters;
•	labor matters;
•	being a shell company with no obligations and no liabilities that it is up-to-date in its filings.

Representations and Warranties of the Buyer

In the Agreement, the Buyer made certain representations and warranties to DPI. These representations and warranties relate to the following:

•	due organization, valid existence and good standing under the laws of the State of Tennessee and the requisite power and authority to carry on its business;
•	no obligation to fees or commissions to any broker, finder or agent with respect to any transaction contemplated under the Agreement;

Covenants

Under the Agreement, each of the parties has agreed to perform certain customary pre- and post-closing covenants. These covenants include the following:

•	all parties will cooperate with each other and use their commercially reasonable efforts to make effective the transactions contemplated by the Agreement;
•	give any notices to third parties and use commercially reasonable efforts to obtain any third-party consents that are necessary to consummate the transactions under the Agreement;
•	not to engage in any practice, take any action, or enter into any transaction outside of the ordinary course of business;
•
to permit representatives of the Plaintiffs to have full access at all reasonable times, in a manner as long as it does not interfere with normal business operations, to all premises, properties, personnel, books, records, and documents of or pertaining to DPI;

•	the grant by the Plaintiffs to DPI’s Board an irrevocable proxy to vote 5,077,247 of their shares in favor of the approval of the Agreement;
•	the cooperation with counsel in connection with the preparation of any SEC filings, including, but not limited to this Proxy Statement;
•	the settlement of California litigation;
•	the agreement to vote the Management’s shares of common stock in connection with the vote of the majority of other shares, to sell the assets of DPI to the Buyer.

Conditions to Obligation to Close

The Plaintiffs’ obligations under this Agreement are subject to the satisfaction of the following conditions:

•	the representations and warranties are true and correct in all material respects at and as of the closing date;
•	the delivery of evidence to the Plaintiffs evidencing that the pending litigation in California has been settled;
•	the performance and compliance of all covenants by DPI and the Management under the Agreement;
•	the Plaintiffs’ receipt of a legal opinion;
•	the delivery of a general release to the Plaintiffs;
•	the approval of DPI’s shareholders of the sale of the assets under the Agreement;
•	the assignment to and assumption by the Buyer of all liabilities as of the closing date;
•	the delivery of a $250,000 payment to EIG Venture Capital;
•	the delivery by the Management of their shares and options;
•	the delivery of all schedules to the Agreement to Plaintiffs’ counsel; and
•	the hiring of all of DPI’s employees.

DPI, the Buyer and the Management’s obligations under the Agreement are subject to the satisfaction of the following conditions:

•	the performance and compliance of all covenants by the Plaintiffs under the Agreement;
•	the conveyance of the real property to the Buyer and termination of mortgage on the property;
•	the delivery of a general release to DPI and the Management; and
•	the approval of DPI’s shareholders of the sale of the assets under the Agreement.

Termination of the Agreement

The Agreement may be terminated under specified circumstances, including the following circumstances:

•	by the mutual written consent of DPI and the Plaintiffs;
•
by the Plaintiffs upon giving written notice to DPI at any time prior to the closing in the event that DPI has within the then previous 20 business days given the Plaintiffs notice of any development causing the breach of its representations and warranties and such notice has a material adverse effect;

•
by the Plaintiffs upon giving written notice to DPI at any time prior to closing in the event that DPI or the Management has breached any material representation or warranty or covenant contained in the Agreement, the Plaintiffs have notified DPI of such breach and the breach continued without cure for a period of 30 days after notice;

•
by DPI upon giving written notice to the Plaintiffs any time prior to the closing in the event the Plaintiffs breached any material covenant in any material respect, DPI notified the Plaintiffs of the breach and the breach continued without cure for a period of 30 days after the notice of breach;

•	by DPI or the Plaintiffs, if the closing does not occur on or before March 31, 2009 as a result of the other party not satisfying any conditions precedent under the Agreement.

What is the Effect of Terminating the Agreement?

In the event the Agreement is terminated, each party will bear its own costs and expenses, and all rights and obligations of the parties under the Agreement will terminate without any liability of any party to any other party. In that event, the litigation will continue.

Amendment to the Agreement

On January 16, 2009, an amendment was approved by the parties clarifying or amending the following:

•	the number of shares the Plaintiffs may vote;
•	the date the closing must take place to terminate the Agreement; and
•
to allocate responsibility for the preparation of the December 31, 2008 year-end financial statements, the Form 10-K for the fiscal year-ended December 31, 2008, the Transition Report on Form 10-K and to allocate the cost of preparing and filing the reports with the SEC.

We intend to change our fiscal year to coincide with the closing date. The Seller will file a Form 8-K with the SEC disclosing any change to its fiscal year. The purpose is to eliminate the Buyer's responsibility to pay for post-closing activities relating to the Seller's future business.

The amendment is attached as Annex B.

On February 11, 2009, a second amendment was approved by the parties amending the following:

•	the date the closing must take place to terminate the Agreement (March 31, 2009); and
•	the date the fiscal year will be changed to upon closing (March 31).

The amendment is attached as Annex C.

Past Contacts, Transactions or Negotiations

On January 23, 2008, a court-ordered confidential mediation session was held in West Palm Beach, Florida. The mediation session was attended by our management, Robert Wayne Pearce, Esq. and Lisa Temple, Esq., attorneys for DPI, Jan Telander on behalf of the Plaintiffs, Richard E. Rassel and Craig A. Rubenstein, attorneys for the Plaintiffs. At the mediation session, the parties agreed in principal to settle the litigation, subject to agreeing upon the definitive written terms and subject to approval of DPI’s Board of Directors and a majority of the outstanding shares. All of the material terms of the Agreement were orally agreed upon at the mediation session with one exception. This exception related to the Plaintiffs obtaining control of DPI and how control was defined.  The Plaintiffs wanted to own more than 50% of DPI; the Management contended that if it cancelled all shares and options, the Plaintiffs would own 47.8% and be in a position to control DPI. The Plaintiffs sought to acquire all of the Management’s shares of common stock, while the Management resisted selling any shares, preferring to cancel them so fewer shares were outstanding. Ultimately, on August 22, 2008, the Management agreed to sell the Plaintiffs 3,000,000 shares and cancel all remaining shares and options held by the Management. While the parties through their counsel continued to negotiate the Agreement terms, the negotiations were over language that lawyers customarily negotiate.

Additionally, on January 23, 2008, Ann Furlong, Secretary and Treasurer of DPI, Lisa Temple, Esq., general counsel to DPI, Robert Wayne Pearce, Esq., litigation counsel to DPI, and Mr. Rassel met with Michael D. Harris, Esq. of Harris Cramer LLP (“Harris Cramer”) and discussed generally issues relating to a possible settlement of the lawsuit.

On March 19, 2008, Mr. Harris attended a conference call with Ms. Temple, Mr. LaRocco and. Robert S. Bick, Esq., a member of Williams, Williams, Rattner & Plunkett, PC (the “Williams Firm”) representing the Plaintiffs, at which time the possibility of settlement was discussed.

From on or about March 22, 2008 through June 13, 2008, Harris Cramer special SEC counsel to DPI, drafted the initial Agreement and circulated copies to Ms. Temple and an officer of DPI.

On June 13, 2008, Joseph B. LaRocco, Esq., one of the lawyers representing the Plaintiffs, sent Harris Cramer a draft of the Agreement.

On June 23, 2008, Mr. Bick, sent additional revisions to the agreement to Harris Cramer and Ms. Temple. A conference call was also held among Mike Indenbaum, Mr. Bick, Mr. LaRocco and Ms. Temple regarding the draft Agreement.

On June 30, 2008, a conference call to discuss the draft Agreement was held among Mr. Harris, Ms. Temple, Mr. Bick and Mr. LaRocco.

On July 24, 2008, another conference call was held among Mr. Harris, Mr. LaRocco, Ms. Temple, Mr. Bick and Mr. Rassel.

On August 2, 2008, another conference call was held among Mr. Harris, Ms. Temple, Mr. Bick, Mr. Rassel and Mr. LaRocco.

On August 4, 2008, Mark James of the Williams Firm sent an email to Ms. Temple and Mr. Harris asking for authorization to contact DPI’s transfer agent. DPI previously provided authorization to the transfer agent on Thursday, July 31, 2008, to provide information to the attorneys for the Plaintiffs.

On August 4, 2008, Mr. Harris provided the name of the transfer agent to an attorney of the Williams Firm.

On August 5, 2008, Mr. James of the Williams Firm asked for various due diligence information.

On August 6, 2008, Mr. James of the Williams Firm sent Mr. Harris an email with regard to their due diligence investigation.

On August 6, 2008, Mr. Harris sent responses to the attorney.

On August 6, 2008, Mr. Harris passed on the attorney’s request to an officer of DPI.

On August 6, 2008, Mr. Bick sent an email to Ms. Temple and Mr. Harris attaching a revised Agreement.

On August 13, 2008, an attorney from Harris Cramer sent a revised draft of the Agreement to an officer of DPI and Ms. Temple.

On or about August 18, 2008, a revised draft of the Agreement was sent to the Williams Firm.

On August 18, 2008, a series of emails were exchanged between Mr. Bick, Ms. Temple and Mr. Harris, among others. One of the emails concerned a list of open items with regard to consummation of the settlement, which email was sent by Mr. Bick.

On August 19, 2008, a series of emails were exchanged between Mr. Harris, Mr. LaRocco, Mr. Bick and Ms. Temple.

On August 20, 2008, Mr. Bick sent an email to Mr. Harris and Ms. Temple and another lawyer from the Williams Firm sent revised changes to the Agreement.

On August 20, 2008, Mr. Bick and Mr. LaRocco sent emails to Mr. Harris and Ms. Temple with regard to scheduling a conference call.

On August 21, 2008, Mr. Bick sent an email to Mr. Harris and Ms. Temple with regard to scheduling a conference call and later that day, sent an email confirming a conference call for August 22.

On August 22, 2008, Mr. Harris, Ms. Furlong, Mr. Bick, Mr. LaRocco, Ms. Temple and Mr. Telander had a conference call concerning the status of settlement. As the issue of control evolved, DPI contended that the Plaintiffs would control DPI with approximately 41.8% of outstanding shares following the closing. The Plaintiffs argued they needed more than 50%. Ultimately, at this call on August 22nd, the Management agreed to sell 3,000,000 shares to the Plaintiffs for nominal cash, which will result in the Plaintiffs owning approximately 60.1% if the asset sale is approved.

On August 25, 2008, an officer of DPI sent an email to Mr. Bick and Ms. Temple with regard to due diligence information.

On August 25, 2008, Mr. Bick sent an email to Mr. Harris with regard to a legal issue.

On August 25, 2008, Mr. Harris responded to Mr. Bick via email with regard to a legal issue.

On August 27, 2008, an attorney from the Williams Firm sent an email to Ms. Temple and Mr. Harris with regard to due diligence information and comments with regard to the revised Agreement provided on August 18th by the Williams Firm.

On August 28, 2008, Mr. Harris sent a letter to an attorney employed by the Williams Firm with regard to the status of revisions to the Agreement.

On September 2, 2008, Mr. Bick sent Mr. Harris and Ms. Temple an email with regard to the status.

On September 2, 2008, Mr. Harris had a telephone conversation with Mr. Bick with regard to the Agreement.

On September 5, 2008, Mr. Harris sent an email to an attorney employed by the Williams Firm and Mr. Bick.

On September 7, 2008, Mr. Harris emailed to Mr. Bick, an attorney employed by the Williams Firm, Ms. Temple and an officer of DPI a revised draft of the Agreement.

On September 10, 2008, an attorney employed by Harris Cramer emailed Mr. Bick concerning DPI’s bylaws. Mr. Bick responded on September 11th.

On September 12, 2008, Mr. Bick sent out a revised draft copy of the Agreement and supporting documents to Mr. Harris and Ms. Temple.

On September 16, 2008, Mr. Harris had a telephone conversation with Mr. Bick regarding the timing of the Agreement.

On September 18, 2008, Mr. Harris together with another attorney employed by Harris Cramer had a telephone conference with Mr. Bick.

On September 19, 2008, Mr. Bick sent another draft of the Agreement to Mr. Harris and Ms. Temple with additional changes.

On September 23, 2008, an employee of the Williams Firm sent out execution copies of the agreement and various exhibits.

On September 25, 2008, Mr. Bick sent an email to Mr. Harris and Ms. Temple concerning the status of the executed agreement.

On September 26, 2008, Ms. Temple sent two emails to Mr. Bick and Mr. Harris concerning the litigation.

On September 26, 2008, Mr. Harris, Mr. LaRocco, Mr. Telander, Mr. Bick, Mr. Rassel and Ms. Temple had a telephone conference concerning issues related to finalizing documents.

On September 29, 2008, the Agreement was signed and signature pages were circulated that day and also on September 30th.

What are Special Factors for Entering into the Agreement?

The transactions provided for in the Agreement, which include the sale of substantially all of the assets of DPI, is being proposed to DPI’s shareholders for their approval in order to comply with the terms of the Agreement and thus effect the settlement of pending litigation by the Plaintiffs against DPI and our Management.

On September 8, 2006, the Plaintiffs commenced a lawsuit against DPI and the Management in the Circuit Court of the 15th Judicial Circuit of Florida in Palm Beach County, Florida. The complaint alleged, among other things, that DPI and the Management violated certain federal securities laws, fraudulently misrepresented facts and breached certain contracts with the Plaintiffs and fiduciary duties to the Plaintiffs in connection with investments made by the Plaintiffs in DPI securities.

DPI and the Management filed a response to the complaint contesting the claims made by the Plaintiffs. However, DPI could not reasonable estimate any possible future liability related to the lawsuit and believes it is in DPI’s and its shareholders’ best interest, if the lawsuit is settled. Plaintiffs are seeking $600,000 plus interest. Continuing the Litigation is expensive and any result is at best uncertain. Settlement eliminates this risk and also benefits the Management who face potential personal liability.

What Vote is Required to Approve the Asset Sale?

Under Delaware General Corporation Law, the sale by DPI of all or substantially all of its assets requires approval by the affirmative vote of a majority of all outstanding shares entitled to vote or 10,052,934 shares. Each share is entitled to one vote. If a shareholder does not vote at the Shareholders Meeting, either in person or by proxy, it will have the same effect as a vote against the asset sale.

Are there any Voting Agreements?

The Management owns approximately 47% of our common stock outstanding as of the Record Date. They have agreed to vote their shares of common stock in accordance with the votes of the other shareholders. If holders of a majority of the other shares vote for the asset sale, the Management shares will be voted in favor of the asset sale. If, on the other hand, holders of a majority of the other shares vote no, the Management’s shares will be voted no. Shareholder records reflect that the Plaintiffs beneficially own 5,210,497 shares; however, the Plaintiffs contend that they beneficially own only 5,077,247 shares. In any event, the Plaintiffs have agreed to only vote 5,077,247 shares and any other shares that it may or may not own, will not be voted and will be treated as a vote against the asset sale. The Plaintiffs have given the Management an irrevocable proxy to vote these shares in favor of the asset sale. Furthermore, if 228,249 shares owned by shareholders other than the Plaintiffs and the Management vote yes, the asset sale will be approved.

Regulatory Approval

To our knowledge, the only required regulatory or governmental filings necessary in connection with the Agreement would be the filing of this Proxy Statement with the SEC.

Reports, Opinions, Appraisals

None. We have not sought or obtained any opinion from a broker-dealer or any other third party as to the fairness of the proposed asset sale.

Appraisal Rights

The holders of our common stock do not have the right under the Delaware General Corporation Law to dissent from the asset sale and obtain the fair value of their shares.

Legal Remedies

If the asset sale is approved, shareholders who do not vote in favor of the asset sale will be limited to any rights provided by Delaware law and remedies under the Securities Exchange Act of 1934. Under the Delaware General Corporation Law, a shareholder would have to prove that the Board of Directors of DPI failed to act in good faith or breached their duty of loyalty.  Claims under the Securities Exchange Act of 1934 would require proof that DPI through its management engaged in fraudulent or deceptive acts or made false or misleading statements.

Contact Information and Business Conducted

Our contact information is Diversified Product Inspections, Inc., 1059 East Tri-County Blvd., Oliver Springs, Tennessee, 37840, (865) 482-8480. We specialize in conducting investigations and laboratory analysis of a wide variety of products to determine the cause and origin of product failures. Our primary customers consist of national insurance companies that are interested in pursuing claims to which they have become subrogated. We have accumulated a large database of known defective products that includes photos and other documentation that are used in our clients’ investigations. Additionally, we provide for the storage of evidence collected during an investigation, until our customer requests that it be disposed.

Beneficial Ownership

The following table sets forth the number of shares of DPI’s voting stock beneficially owned, as of the date of this Proxy Statement and as of the date of closing assuming shareholder approval of the asset sale, by (i) those persons known by DPI to be owners of more than 5% of its common stock, (ii) each director of DPI, (iii) our named executive officers, and (iv) all executive officers and directors of DPI as a group.

	Beneficial Ownership
Name and Address of Beneficial
Owner (1)	Shares (2)		Percentage
	Pre -	Post -	Pre -	Post -
	Closing		Closing
Jan Telander (3)	5,361,697	8,361,697	26.7%	61.3%
John Van Zyll (4)	7,658,011	0	33.9%	0

EIG Capital Investments, Limited (5)	4,445,915	7,445,915	22.2%	54.6%
EIG Venture Capital, Limited	4,042,565	4,042,565	20.1%	29.6%
Sofcon, Limited	764,582	764,582	3.8%	5.6%
Ann M. Furlong (4)	4,693,811	0	20.8%	0
Marvin Stacy (4)	4,608,055	0	20.4%	0
Warren Wankelman	0	0	0	0
Matt Walters	5,000	5,000	*	*

All Executive Officers and Directors as a group (five) (6)	16,964,877	8,361,697	61.5%	61.3%

 * Less than 1%

(1) The business address of each of Jan Telander, EIG Capital Investments, Limited, Sofcon, Limited and EIG Venture Capital, Limited is 60 Market Square, Belize City, Belize. The business address of each of the other principle shareholders is 1059 East Tri-County Blvd., Oliver Springs, Tennessee, 37840.
(2) The number of shares used in calculating the percentages in the table reflects the number of shares entitled to vote. The pre-closing shares entitled to vote is 20,070,867 and the post-closing shares entitled to vote will be 13,645,990. The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which such person or entity has the right to acquire within 60 days. The inclusion herein of any shares deemed beneficially owned does not constitute an admission by such person of beneficial ownership of such shares.
(3) Includes shares beneficially owned by EIG Capital Investments, Limited, Sofcon, Limited and EIG Venture Capital, Limited, as modified by an amendment to the Agreement limited the votes to 5,077,247. Mr. Telander is President and a director of each of EIG Capital Investments, Limited, Sofcon, Limited and EIG Venture Capital, Limited. Also includes 151,200 shares directly owned by Mr. Telander.
(4) Includes options to purchase 2,500,000 shares of common stock currently exercisable at $0.108 per share.
(5) Includes 403,350 shares owned directly by EIG Capital Investments, Limited and 4,042,565 shares beneficially owned by EIG Venture Capital, Limited which is controlled by EIG Capital Investments, Limited. See Note 3.  This amount assumes that the Plaintiffs agree to transfer the 3,000,000 shares received under the Agreement to EIG Capital Investments, Limited.
(6) Includes options to purchase an aggregate of 7,500,000 shares of common stock currently exercisable at $0.108 per share.

Related Person Transaction

The Agreement involves a transaction which the rules of the SEC call a Related Person Transaction and involve conflicts of interest. This is because the Management is, subject to shareholder approval, acquiring all of DPI’s assets except the $250,000 being transferred to the Plaintiffs.  DPI’s Board of Directors consists of five persons — the three members of the Management and two other persons who are  employees of DPI or will be employees but not managers, officers or directors of the Buyer. As permitted by Delaware law, the interested directors voted to approve the asset sale and recommend that the shareholders approve it. In order to reduce the impact of this conflict, the Board of Directors of DPI has agreed to vote their shares in accordance with a majority of the other shares voted.  See the discussion on page 16.

At the time the Board of Directors of DPI approved the asset sale and settlement of the litigation, there were five directors. Three of the directors are members of the Management and will be owners of the Buyer; the remaining two directors are employees of DPI and will have no ownership interest in the Buyer but will be employees of the Buyer. For that reason, they may not be considered disinterested directors because the sale will permit them to remain employed; in contrast, if the litigation were determined in favor of the Plaintiffs, it could result in DPI’s business being shut down and their losing their employment.

In order to have the proposal constitute a vote of disinterested shareholders under Delaware law, the Management has agreed to vote their shares in the same manner as a majority of the shares voted by disinterested shareholders. The  5,361,697 shares controlled by Mr. Jan Telander are not considered disinterested. Of these shares controlled by Mr. Telander, the Management has a proxy to vote 5,077,247 shares in favor of the asset sale. Nonetheless, the proposal will pass or fail based upon how the remaining shares vote as the following illustration shows:

No. of shares outstanding	20,070,867(1)
Less Management and Board shares	9,464,877(2)
Less Telander shares	5,361,697(3)
Disinterested shares	5,244,293

(1) Excludes treasury shares which can not vote.
(2) Excludes options which will not be exercised.
(3) Includes the 5,077,247 shares  which will vote in favor of the asset sale through the proxy referred to above.

Because of the Management’s voting agreement described above, these 5,244,293 shares will determine the outcome. This is because even if just under one-half of the disinterested shares vote in favor of the proposal and the remaining disinterested shares (just over one-half of the disinterested shares) vote against it, it will fail since the Management will vote no. By this example, if 2,622,147 disinterested shares vote no, the Management’s shares plus the no votes will total 12,087,024. The same result occurs no matter how many or how few disinterested shares vote for or against the asset sale. The Management’s shares will vote with the majority of disinterested shares voting so the Plaintiff’s proxy is meaningless, except if only a small number of disinterested shares actually vote for or against the proposal. This is because a majority of the 20,070,867 shares entitled to vote must approve the asset sale under Delaware law.

DPI’s  Management  agreed to vote with a majority of the disinterested majority shares in an attempt to limit their personal liability under Delaware law. While shareholders are generally free to vote as they see fit,  a controlling shareholder has fiduciary duties under Delaware law under certain circumstances. By seeking to effectively delegate their votes, the Management is attempting to eliminate this fiduciary liability. The issue of whether it will eliminate this liability is not clear under Delaware law since the Management is obtaining full ownership of DPI’s business without paying anything other than giving up their shares and options  in what will be a shell corporation.

As disclosed above, settlement of the litigation may eliminate the litigation risk not only to DPI but also to the Management. Members of the Management are defendants in the litigation.  If the Plaintiffs were to succeed at trial, one or more members of the Management would be personally liable and may not be entitled to be indemnified by DPI.

The Plaintiffs are acquiring an additional 3,000,000 shares of common stock for $300, which gives their principal 61.3% of DPI post-closing. In turn, they are dropping their lawsuit. The Management will cancel their remaining shares and options. The Management will acquire control of DPI’s business in consideration for their cancelling common stock and options and selling their remaining shares of common stock for $300.

DPI’s Board of Directors did not solicit any indication of interests from any third parties or hire a financial advisor to do so. The DPI Board of Directors made no effort to solicit a buyer who would pay a higher price since the buyer would have had to pay the Plaintiffs over $600,000 including accrued interest. It was their opinion that DPI was not worth anywhere near that amount and a search would have been futile. At the same time, settlement of the litigation will release them from liability to the Plaintiffs.

Other Information

In addition to the Form 10-KSB sent with this Proxy Statement, we are providing our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our financial statements for the three and nine months ended September 30, 2008 and 2007.

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements.

Diversified Product Inspections, Inc.

Condensed Balance Sheets

	September 30	December 31
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash	$590,082	$462,442
Accounts receivable, net of reserve for doubtful accounts of $30,000 in 2008 and $50,000 in 2007	292,086	276,482
Current portion of deferred income taxes	59,050	79,343
Prepaid expenses and other current assets	23,579	18,655
Total current assets	964,797	836,922

Property and equipment:
Land	96,250	96,250
Building and building improvements	735,318	735,318
Equipment, furniture and fixtures	412,441	402,058
Vehicles	132,949	132,949
	1,376,958	1,366,575
Less accumulated depreciation and amortization	465,582	409,700
Net property and equipment	911,376	956,875

Other assets	5,000	5,000
Deferred income taxes, less current portion	248,334	289,667
Total assets	$2,129,507	$2,088,464

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$96,407	$74,682
Accrued salaries	44,874	28,783
Accrued income taxes	3,741	3,741
Accrued settlement of lawsuit	–	30,000
Deferred revenues	124,000	127,000
Capital lease obligation	–	1,933
Current portion of long-term debt	49,028	52,626
Total current liabilities	318,050	318,765

Long-term debt, less current portion	677,170	716,181
Total liabilities	995,220	1,034,946

Stockholders’ equity	1,134,287	1,053,518
Total liabilities and stockholders’ equity	$2,129,507	$2,088,464

See accompanying Notes to Condensed Financial Statements.

Diversified Product Inspections, Inc.

Condensed Statements of Income (Unaudited)

	Three months ended		Nine months ended
	September 30		September 30
	2008	2007	2008	2007

Revenues	$751,785	$681,000	$1,930,547	$1,894,004

Operating expenses:
Salaries	392,400	374,051	1,104,274	1,034,836
Depreciation and amortization	17,546	16,867	57,282	52,909
General and administrative	176,539	217,662	614,043	700,886
Total operating expenses	586,485	608,580	1,775,599	1,788,631

Operating income	165,300	72,420	154,948	105,373

Other (expense) income:
Interest expense	(11,475)	(11,765)	(35,053)	(36,799)
Rent income	7,500	–	22,500	–
Net other expense	(3,975)	11,765	(12,553)	36,799

Income before income taxes	161,325	60,655	142,395	68,574

Deferred income tax expense	(68,567)	(22,357)	(61,626)	(25,524)

Net income	$92,758	$38,298	$80,769	$43,050

Basic and diluted earnings per common share	$0.00	$0.00	$0.00	$0.00

See accompanying Notes to Condensed Financial Statements.

Diversified Product Inspections, Inc.

Condensed Statements of Stockholders’ Equity (Unaudited)

	Number of Shares Issued and Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity

Balance at January 1, 2007	20,180,867	$201,808	$1,997,836	$(1,190,876)	$1,008,768
Retired stock	(75,000)	(750)	750	–	–
Net income for 2007	–	–	–	44,750	44,750
Balance at December 31, 2007	20,105,867	201,058	1,998,586	(1,146,126)	1,053,518
Net income for nine months ended September 30, 2008	–	–	–	80,769	80,769
Balance at September 30, 2008	20,105,867	$201,058	$1,998,586	$(1,065,357)	$1,134,287

See accompanying Notes to Condensed Financial Statements.

Diversified Product Inspections, Inc.

Condensed Statements of Cash Flows (Unaudited)

	Nine months ended September 30
	2008	2007

Operating activities
Net income	$80,769	$43,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,282	52,909
Deferred income tax expense	61,626	25,524
Provision for bad debts	(20,000)	20,000
Changes in operating assets and liabilities:
Accounts receivable	4,396	(81,977)
Prepaid expenses and other assets	(4,924)	(20,488)
Accounts payable and accrued expenses	21,725	15,525
Accrued salaries	16,091	2,060
Accrued settlement of lawsuit	(30,000)	–
Deferred revenues	(3,000)	(37,481)
Net cash provided by operating activities	183,965	19,122

Investing activities
Purchases of equipment	(11,783)	(84,081)

Financing activities
Proceeds from long-term debt	–	56,513
Principal payments on long-term debt and capital lease obligation	(44,542)	(44,671)
Net cash (used in) provided by financing activities	(44,542)	11,842

Net change in cash	127,640	(53,117)

Cash at beginning of period	462,442	331,793
Cash at end of period	$590,082	$278,676

See accompanying Notes to Condensed Financial Statements.

Diversified Product Inspections, Inc.

Notes to Condensed Financial Statements (Unaudited)

September 30, 2008

1. Basis of Presentation

The accompanying unaudited condensed financial statements of Diversified Products Inspections, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.

The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.

For further information, refer to the financial statements and notes thereto included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2007.

2. Recent Accounting Pronouncements

During September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements , which is effective for fiscal years beginning after November 15, 2007, with earlier adoption encouraged. SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 , which delayed the effective date of SFAS 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until January 1, 2009.   The Company adopted SFAS 157 on January 1, 2008, for all financial assets and liabilities, but the implementation did not have a significant impact on the Company’s financial position or results of operations.  The Company has not yet determined the impact the implementation of SFAS 157 will have on the Company’s non-financial assets and liabilities which are not recognized or disclosed on a recurring basis.  However, the Company does not anticipate that the full adoption of SFAS 157 will significantly impact its financial statements.

During February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 , which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company adopted SFAS 159 on January 1, 2008, but the implementation of SFAS 159 did not have a significant impact on the Company's financial position or results of operations.

Diversified Product Inspections, Inc.

Notes to Condensed Financial Statements (Unaudited) (continued)

3. Proposed Restructuring

During December 2008, the Company intends to merge into a newly formed Delaware corporation, Diversified Product Inspections, Inc. (“DPI”), which was recently formed exclusively for the purpose of merging with the Company. The merger will change the state of incorporation for the Company from Florida to Delaware through the execution of the Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, DPI will assume all of the Company’s assets and liabilities, including obligations under the Company’s outstanding indebtedness and contracts, and the Company will cease to exist as a corporate entity.

At the effective time of the reincorporation, each outstanding share of the Company’s common stock, $0.01 par value automatically will be converted into one share of common stock of DPI, $0.01 par value. Shareholders will not have to exchange their existing stock certificates for stock certificates of DPI.

Shareholders whose shares of common stock were freely tradable before the reincorporation will own shares of DPI that are freely tradable after the reincorporation. Similarly, any shareholders holding securities with transfer restrictions before the reincorporation will hold shares of DPI that have the same transfer restrictions after the reincorporation.

After the reincorporation, DPI will continue to be a publicly held corporation, with its common stock trading on the Over-the-Counter Bulletin Board. The trading symbol will remain the same. DPI will also file with the SEC and provide to our shareholders the same information that we have previously filed and provided

Diversified Product Inspections, Inc.

Notes to Condensed Financial Statements (Unaudited) (continued)

4. Proposed Settlement

During 2006, the Company was named, along with its three largest shareholders, as a defendant in a lawsuit by certain related investment companies that are also shareholders of the Company. The lawsuit alleges, among other things, the defendants violated certain securities laws, misrepresented facts and breached certain contracts and fiduciary duties.

On September 29, 2008, the Company signed a Settlement Agreement and Asset Purchase Agreement (the “Agreement”) with the plaintiffs providing for DPI to transfer all of its assets, except $250,000 (the “Excluded Amount”), to a Tennessee limited liability company (the “Tennessee Company”) which will also assume all of the Company’s liabilities, on a future closing date, subject to approval by the Company’s shareholders.

The Tennessee Company will be owned by three of the Company’s current directors. As part of the settlement, the pending litigation against the Company and its directors discussed above will be dismissed and the Company’s management will cancel 5,983,170 shares of common stock of the Company and sell to the plaintiffs 3,000,000 shares of common stock for nominal consideration. Under the Agreement, the Company will pay the entire $250,000 Excluded Amount to one of the plaintiffs. Following the closing contemplated by the Agreement, the Company will have no assets and no liabilities and will have 14,122,697 shares of common stock outstanding in contrast to 20,105,867 outstanding as of the date of this 10-Q filing. The plaintiffs in the litigation will designate the Company’s new officers and directors.

5. Earnings per Share

Basic earnings per share assumes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common stock outstanding during each period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon the exercise of stock options or warrants, using the treasury stock method of computing such effects and contingent shares, or conversion of convertible debt.

The following table sets forth the computation of basic and diluted earnings per share for the periods indicated:

	Three months ended		Nine months ended
	September 30		September 30
	2008	2007	2008	2007
Basic and diluted:
Net income	$92,758	$38,298	$80,769	$43,050
Average shares outstanding	20,105,867	20,162,117	20,105,867	20,173,367
Basic and diluted earnings per share	$0.00	$0.00	$0.00	$0.00

General

We specialize in conducting investigations and laboratory analysis of a wide variety of products to determine the cause and origin of product failures. Our primary customers consist of national insurance companies that are interested in pursuing claims to which they have become subrogated. Subrogation is a legal principle, which provides that, to the extent an insurer has paid for a loss, the insurer receives the policyholder’s right to recover from any third party that caused the loss. We have accumulated a large database of known defective products that includes photos and other documentation that are used in our clients’ investigations. Additionally, we provide for the storage of evidence collected during an investigation, until our customer requests that it be disposed.

Results of Operations

Nine Months Ended September 30, 2008, Compared to Nine Months Ended September 30, 2007

Our revenues increased from $1,894,004 for the nine months ended September 30, 2007 to $1,930,547 for the nine months ended September 30, 2008, or by 1.9% due to increases in level II and III inspections over the same period in 2007 offset by a decrease in use agreement revenue during the same period.

Our total operating expenses for the nine months ended September 30, 2008, were $1,775,599, a decrease of $13,032, or 0.7% compared to the same period in 2007. Salary expense increased by $69,438 or 6.7%, primarily due to additional personnel added in the second half of 2007. This increase is offset by a decrease in general and administrative expenses of $86,843 or 12.4%, mainly due to a reduction in our reserve for bad debts and lower office and computer supply expense.

As a result of the increased revenue and slightly lower operating expenses, our net income of $80,769 for the nine months ended September 30, 2008, increased compared to our net income of $43,050 for the nine months ended September 30, 2007.

Financial Position

Our net accounts receivable increased by $15,604 or 5.6%, between December 31, 2007, and September 30, 2008, primarily due to increased third quarter revenue. Our accounts payable and accrued expenses increased by $21,725, or 29.1%, between December 31, 2007, and September 30, 2008, primarily due to timing of payments on related liabilities. Purchases of equipment totaling $11,783 in 2008 consist mainly of computer equipment and an emergency generator. As a result of these items combined with our year to date net income, our cash balance has increased by $127,640 between December 31, 2007, and September 30, 2008.

Liquidity and Capital Resources

At September 30, 2008, we had $400,000 available under our $400,000 revolving line of credit. We anticipate that our internal cash flow, supplemented by our revolving credit agreement, will be sufficient to fund operations for the next 12 months. During the current quarter, we entered into a Settlement Agreement and Asset Purchase Agreement that, if consummated, will result in the distribution of all assets and liabilities of DPI to a separate company owned by DPI’s directors. Whether or not the agreement is consummated, we are not aware of any material trend, event or capital commitment, which would potentially adversely affect our liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

Critical Accounting Policies

The preparation of financial statements and related disclosures requires management to make judgments, assumptions and estimates that affect the amounts in the financial statements and accompanying notes. Item 6. Management’s Discussion and Analysis or Plan of Operation contained in DPI’s Annual Report on Form 10-KSB for the year ended December 31, 2007, describes these critical accounting policies.

Delivery of Information Statement to a Shared Address

If you and one or more shareholders share the same address, it is possible that only one Proxy Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Proxy Statement at the same address now or in the future may mail a request to receive separate copies to Diversified Product Inspections, Inc., 1059 East Tri-County Boulevard, Oliver Springs, TN 37840, Attention: Ann Furlong, or by facsimile (865) 482-8477, and we will promptly deliver the Proxy Statement to you upon your request. Shareholders currently receiving multiple copies of our Proxy Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

Diversified Product Inspections, Inc. PROXY	YOUR VOTE IS IMPORTANT

Mail
Postage Paid Envelope Provided
Mark, sign and date your proxy.
Return your proxy in the postage-paid envelope provided.

Thank you for voting!

You are entitled to one vote on the proposal below for every share of common stock of Diversified Product Inspections, Inc. that you owned on the record date of February 17, 2009.  DPI’s Board of Directors recommends that you vote “FOR” the proposal listed below. Your vote is important! Please read the Proxy Statement and Annual Report on Form 10-KSB and vote.

1.           I approve the sale of substantially all of the assets of DPI.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy is solicited on behalf of DPI’s Board of Directors for the special meeting of the shareholders.

The undersigned hereby appoints the Management of DPI with full power of substitution, as proxies for the undersigned to act and to vote all the shares of common stock of Diversified Product Inspections, Inc. held of record by the undersigned on February 17, 2009, at the special meeting of shareholders to be held on March 26, 2009, or any postponement or adjournment thereof.

Dated:	_________________, 2009

(Signature of Shareholder)

(Printed Name of Shareholder)

(Record Number of Shares Owned)

NOTE: Please sign exactly as your name appears on your share certificate. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Diversified Product Inspections, Inc.
1059 East Tri-County Blvd.
Oliver Springs, Tennessee 37840

ANNEX A

SETTLEMENT AGREEMENT AND
ASSET PURCHASE AGREEMENT

This Settlement Agreement and Asset Purchase Agreement (the “Agreement”) dated as of September 30, 2008, among Diversified Product Inspections, LLC, a Tennessee limited liability company (the “Buyer”), Diversified Product Inspections, Inc., a Florida corporation (the “Seller”), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the “Management”) and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”). The Buyer, the Seller, the Management and the Plaintiffs are referred to collectively as the “Parties” and each is individually referred to as a “Party.”

RECITIALS

WHEREAS, the Plaintiffs, holders of shares of stock in the Seller, instituted the Pending Litigation (as defined) against the Seller and the Management, alleging certain violations of the 1934 Securities Exchange Act, violations of the Securities Act of 1933, violations of the Sarbanes-Oxley Act of 2002, fraud, breach of fiduciary duty, negligent misrepresentation, and breach of statutory duties as directors; and

WHEREAS, the Seller and the Management filed a response to the Complaint filed in the Pending Litigation contesting the claims of the Plaintiffs; and

WHEREAS, the Parties desire to settle the Pending Litigation by having (a) the Seller (i) transfer substantially all of the Acquired Assets (as defined) to the Buyer along with the Buyer’s assumption of the Assumed Liabilities (as defined), and (ii) distribute $250,000 to one of the Plaintiffs and (b) the Management (i) sell the Purchased Management Stock (as defined) to the Plaintiffs, (ii) assign and transfer all of their respective shares of the Seller’s common stock (other than the Purchased Management Stock) to the Seller for immediate cancellation, and (iii) assign and transfer all of their options to acquire shares of the Seller’s common stock to the Seller for immediate cancellation.

NOW, THEREFORE, consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants in this Agreement, the Parties agree, concurrently with the consummation of the Conditions Precedent to Close (as defined), as follows:

A.   The Buyer will purchase all of the Acquired Assets (as defined) and, as consideration for the Acquired Assets, will assume and discharge all of the Assumed Liabilities (as defined) and all other Liabilities and all obligations of the Seller as set forth in Section 2(c).

B.   The Management will (i) assign and transfer all of their respective shares of the Seller’s common stock (other than the Purchased Management Stock) to the Seller for immediate cancellation as set forth in Section 2(c), and (ii) sell the Purchased Management Stock to the Plaintiffs for Three Hundred ($300) Dollars.

C.   The Management will assign and transfer all of their rights and options to acquire shares of the Seller’s common stock to the Seller for immediate cancellation as set forth in Section 2(c).

D.   The Seller will make a payment in the amount of $250,000 to EIG Venture Capital, Limited (which will be made out of the Seller funds available on the Closing Date (as defined) that are not included in the Acquired Assets).

E.   The Management will provide evidence to the Plaintiffs that the California Litigation (as defined) has been settled and dismissed with no further liability or obligation on the Seller as set forth in Section 2(e).

F.   All Indebtedness (as defined) and Liabilities of the Seller (including, but not limited to, all of the Liabilities listed on the Seller’s financial statements, including, all Liabilities and obligations owing by the Seller on its long term debt, capital lease obligations, Mortgage (as defined), line of credit, and notes payable) shall have either been satisfied, discharged and paid-in-full or assigned to the Buyer with releases in favor of the Seller.

G.   All Liens (as defined), UCC-1 Financing Statements, Mortgages, security interests, and other encumbrances on the Seller’s assets and real property shall have either been discharged and paid-in-full or assigned to the Buyer with releases in favor of the Seller.

H.   The Buyer will hire all employees of the Seller and assume and pay all amounts owing by the Seller to its former employees (including, but not limited to, all wages, bonuses, performance incentives and rights to receive monies or other remuneration from the Seller).

I.   The Management will tender their written resignations as officers and directors of the Seller as set forth in Section 2(f)(i) and cause the Seller’s Board of Directors to remove all other existing officers and Directors and appoint Jan Telander as the Seller’s sole officer and Director.

J.   The Management will provide evidence to the Seller and the Plaintiffs that the Seller’s 2001 Employee/Consultant Stock Compensation Plan (and all similar plans) has been terminated and all previously granted rights thereunder (except for any as may be approved by Plaintiffs) shall have been terminated as set forth in Section 2(f)(iii).

K.   The Buyer will pay-in-full all accrued and anticipated Seller obligations for periods up to and including the Closing Date that may become due and owing after the Closing Date, including, but not limited to, all Closing Date Outstanding Checks (as defined) and all amounts that may become due and owing for federal, state and local Taxes, real property transfer and real property state and local taxes, and amounts owing by the Seller for the preparation of financial statements and SEC filings and miscellaneous legal and other fees, including all amounts owing to the Seller’s legal counsel, Hatfield & Temple, P.C. and Harris Cramer LLP relating to the documentation of this Agreement and the settlement of the Pending Litigation and the California Litigation and all amounts owing to the Seller’s Transfer Agent, Interwest Transfer Co., Inc. and all amounts owing to the Seller’s audit and accounting firm Coulter & Justus, P.C. and all other service providers to the Seller (e.g., all legal, accounting, audit, Transfer Agent and related costs, fees and expenses of the Seller).

1.   Definitions.

“Acquired Assets” means all of the right, title, and interest that the Seller possesses and has the right to transfer in and to all of its assets (other than the Excluded Assets described herein), provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) $250,000 that will be paid by the Seller to EIG Venture Capital, Limited on the Closing Date, (iii) any rights of the Seller to continue operating as a fully reporting Over-the-Counter Bulletin Board company following the Closing, and (iv) any of the rights of the Seller under this Agreement. The Acquired Assets shall include the Real Property owned by the Seller located at 1059 East Tri County Blvd., Oliver Springs, Tennessee which Real Property will be conveyed to the Buyer concurrently with the discharge of the existing Deeds of Trust and the concurrent release of the Seller from all liabilities and obligations owing to AmSouth Bank or its successor(s) that are secured by the Deeds of Trust or the assignment to and assumption by the Buyer on the Closing Date of the Deeds of Trust and all obligations that are secured by the Deeds of Trust and the concurrent release of the Seller from all liabilities and obligations owing to AmSouth Bank or its successor(s) that are secured by the Deeds of Trust.

“Ancillary Agreements” means all of the agreements referenced herein that are to be executed and delivered in connection with the consummation of the transactions described in this Agreement.

“Assumed Liabilities” means all Liabilities and obligations of the Seller whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including, but not limited to all Tax Liabilities and the Mortgage on the Real Property.

“Basis” means any known past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form a reasonable basis for any specified consequence.

“Buyer” has the meaning set forth in the preface above.

“California Litigation” means Donald E. Savard Co., a California corporation vs. Diversified Products Inspections, Inc., a Florida corporation, pending in the Superior Court of the State of California, County of Los Angeles, Northeast District; Case No. GC037355.

“Closing” has the meaning set forth in Section 2(g) below.

“Closing Date” shall mean the date upon which all conditions to closing the transaction have been complied with or waived and the Parties deliver all of the funds and documents required to be delivered by this Agreement.

“Closing Date Outstanding Checks” means all outstanding checks and other negotiable instruments signed or issued by the Seller on or before the close of business on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conditions Precedent to Close” means the approval of the transactions described in this Agreement by the Seller’s stockholders and the satisfaction of the additional conditions outlined in Section 6 of this Agreement.

“Confidential Information” means any information concerning the businesses and affairs of the Seller that is not already generally available to the public.

“Deeds of Trust” means and refers collectively to (a) the Deed of Trust from the Seller to FMLS, Inc., Trustee for AmSouth Bank, in the original amount of $800,000, dated December 21, 2004, and recorded in Book 1381, page 1788, in the Anderson County Register’s Office, and (b) the Deed of Trust from the Seller to FMLS, Inc., Trustee for AmSouth Bank, in the original amount of $400,000, dated June 29, 2006, and recorded in Book 1428, page 918, in the Anderson County Register’s Office.

“Environmental, Health, and Safety Requirements” shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

“Environmental Law” means any and all Legal Rules pertaining to land use (excluding Legal Rules regarding zoning and building code restrictions), air, soil, surface water, ground-water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety, industrial hygiene, environmental conditions, protection of the environment or any other environmental matter, including, without limitation, the following laws as the same have been or may be amended from time to time: (a) Clean Air Act (42 U.S. 7401, et seq. ); (b) Clean Water Act (33 U.S.C. 1251, et seq. ); (c) Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq. ); (d) Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) (42 U.S.C. 9601, et seq. ); (e) Safe Drinking Water Act (42 U.S.C. 300f, et seq. ); (vi) Toxic Substances Control Act (15 U.S.C. 2601, et seq. ); (f) Rivers and Harbors Act (33 U.S.C. 401, et seq. ); (g) Occupational Safety and Health Act (29 U.S.C. 651, et seq. ); Part 201, et seq. of Michigan Natural Resources and Environmental Protection Act, Act 451 of 1994, as amended, together with all other Legal Rules relating to emissions, discharges, releases or threatened releases of any hazardous substance into ambient air, land, surface water, ground-water, personal property or structures, or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge, labeling, testing, warning, monitoring or handling of any hazardous substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the validly issued regulations thereunder.

“Excluded Assets” has the meaning set forth in Section 2(a)(i).

“Financial Statement” has the meaning set forth in Section 3(j) below.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Entity” means any United States, foreign, international or multinational government and any state or local or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority.

“Income Tax” means any federal, state, local, or foreign tax based on or measured by reference to net income, including any interest, penalty, or addition thereto, whether disputed or not.

“Indebtedness” of the Seller means (without duplication) (a) any Liability of the Seller (i) in respect of borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) representing the deferred purchase price of property or services, (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Seller, (v) as lessee under capitalized leases, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, decease or otherwise acquire for value any capital stock of the Seller, or (viii) in respect of hedging obligations; (b) all Indebtedness of others that is either (i) guaranteed by the Seller or (ii) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by the Seller, even though the Seller has not assumed or become liable for the payment of such Indebtedness; and (c) all interest costs, expenses and fees related to any of the foregoing.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, brand names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registration, and renewals in connection therewith; (c) all copyrightable works, all works of authorship, all copyrights, and all applications, registrations and renewals in connection therewith; (d) all trade secrets and confidential business information, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, ideas, research and development, know-how, discoveries, concepts, formulas, compositions, manufacturing and production processes, techniques, methods and procedures and all other processes, techniques, methods and procedures, technical data, operating and maintenance manuals, designs, drawings and specifications; (e) all computer software (including assemblers, applets, compilers, source code and object code, user interfaces and databases and related documentation) and information systems and programs (including data and related documentation), internet websites, URLs and domain names, whether owned or leased; (f) all other proprietary rights; and (g) all copies and tangible embodiments of the items described in clauses (a) through (f) in whatever form or medium.

“Knowledge” means, when used in reference to the Seller or the Management, that any member of the Management or any of the Seller’s senior management team or officer or director of the Seller is actually aware of the fact or other matter to which the term “Knowledge” relates, or with respect to such matters for which such individual has responsibility within the scope of his or her employment by the Seller, would have become aware of the fact or other matter to which the term Knowledge relates had they made reasonable inquiry to verify the accuracy of such matter.

“Legal Rules” means all laws, codes, statutes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations of all Governmental Entities (including the SEC and all entities with authority over publicly traded entities in the United States) with jurisdiction.

“Liability” and “Liabilities” means any liability, obligation or commitment of any nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether secured or unsecured, and whether due or to become due), including, without limitation, any Indebtedness, any guaranty of Indebtedness or obligations of any other Person, any liability for Taxes (including any interest, penalty, or addition thereto), any liability with respect to any Employee Pension Benefit Plan which is subject to Section 412 of the Code and any withdrawal liability under Section 4201 of ERISA, as such liability may be set forth in a notice of withdrawal liability under Section 4219 of ERISA (and as adjusted from time to time subsequent to the date of such notice).

“Liens” means all liens, mortgages, pledges, encumbrances, Security Interests, claims, options, purchase agreements, security agreements and interests, commission arrangements, title retention agreements, deeds of trust, hypothecations, rights of first refusal or offer, occupancy rights, encroachments, easements, rights of way, charges, covenants, restrictions and adverse claims or interests of any kind or nature whatsoever.

“Litigation” has the meaning set forth in Section 3(p) below.

“Material Adverse Effect” means a material adverse effect on the business, property, liabilities, financial condition, or results of operations of the Seller, including any event that may reasonably cause the delisting of trading of the Seller’s common stock on the Over-the-Counter Bulletin Board, and any Securities and Exchange Commission investigation relating to the Seller.

“Mortgage” means the mortgage on the Real Property that will be discharged on the Closing Date and either assumed by the Buyer or replaced with a new mortgage in the name of the Buyer that encumbers the Real Property after it is conveyed to the Buyer.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” and “Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Pending Litigation” means Sofcon, Ltd., a Belize corporation; EIG Venture Capital, Limited, a Belize corporation and EIG Capital Investments, Limited, a Belize corporation vs. Diversified Product Inspections, Inc., a Florida corporation; John Van Zyll, Ann Furlong and Marvin Stacy , pending in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida; Case No. 59 2006 CA 009205 XXXXMBAB.

“Person” means an individual, a sole proprietorship, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, an institution, a joint stock company, a trust, a joint venture, an unincorporated organization, other entity or a Governmental Entity.

“Proxy” means the proxy, proxy statement, notice of meeting and any other soliciting material (in a form to be reviewed and approved by the Plaintiffs and their legal counsel) to be filed with the SEC and mailed to all of the Seller’s shareholders describing and seeking approval of the transactions described in this Agreement.

“Purchased Management Stock” means the 3,000,000 shares of the Seller’s common stock that is owned by the Management that will be sold to the Plaintiffs for Three Hundred Dollars ($300) on the Closing Date.

“Purchase Price” has the meaning set forth in Section 2(c) below.

“Real Property” means the real property that is owned by the Seller located at 1059 East Tri-County Blvd., Oliver Springs, Tennessee that includes an approximately 45,000 square foot facility that the Seller uses as its corporate headquarters and as its warehouse.

“SEC” means the Securities and Exchange Commission.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Seller” has the meaning set forth in the preface above.

“Taxes” (and, individually, “Tax”) means (i) any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property (real, personal or intangible), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto imposed by any Governmental Entity and (ii) any Liability for the payment of any amount described in clause (i) as the result of being a member of an affiliated, consolidated, combined, unitary or aggregate group, (iii) any liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clauses (i) or (ii), and (iv) any liability for the payment of any amounts as a result of transferee or successor liability with respect to the payment of any amounts of the type described in clauses (i), (ii) or (iii).

“Taxing Authority” means any United States, federal, state or local governmental or quasi-governmental authority or entity or any foreign governmental or quasi-governmental authority or entity that is authorized to levy and/or collect Taxes.

“Tax Liabilities” means (1) all Liabilities of the Seller for unpaid Taxes with respect to periods beginning prior to the Closing and ending prior to or on the Closing, (2) all Liabilities of the Seller for unpaid Taxes attributable to periods beginning prior to the Closing and ending after the Closing, (3) all Liabilities of the Seller for Taxes resulting (directly or indirectly) from transactions and events that occurred in a period beginning prior to Closing, (4) all Liabilities of the Seller for transfer, sales, use, real property, and Income Taxes arising (directly or indirectly) in connection with the consummation of the transactions contemplated under this Agreement, and (5) all Liabilities of the Seller for unpaid Taxes of Persons other than the Seller under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

“Tax Return” means any return, declaration, estimate, report, claim for refund, or information return or statement relating to the determination, assessment, collection or administration of any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transfer Agent” means Interwest Transfer Co., Inc. and any other transfer agent engaged by the Seller.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

2.   Basic Transaction. Concurrently with the consummation of the Conditions Precedent to Close, the Parties shall consummate or cause the consummation of the following actions:

(a)   Purchase and Sale of Acquired Assets . The Buyer agrees to purchase from the Seller, and the Seller shall sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2. The Acquired Assets will be conveyed to the Buyer on the Closing Date pursuant to a Bill of Sale in the form attached hereto as Exhibit A .

(i)   Excluded Assets . The Parties acknowledge and agree that the Acquired Assets shall exclude cash in the amount of Two Hundred and Fifty Thousand ($250,000) Dollars which will be paid by the Seller to EIG Venture Capital, Limited, a Belize corporation on the Closing Date.

(b)   Assumption and Discharge of all Indebtedness, Liabilities and obligations of the Seller; Release of Encumbrances and Mortgage; Retention of Seller’s Employees . The Buyer agrees to assume and become responsible for and pay and discharge all of the Seller’s Indebtedness, Assumed Liabilities and obligations at the Closing (and, where applicable, with respect to the Assumed Liabilities, after the Closing to the extent that any of the Assumed Liabilities becomes known, quantifiable and/or due and owing after the Closing Date). The Assumed Liabilities will be assigned by the Buyer’s execution of an Assumption Agreement on the Closing Date in the form attached hereto as Exhibit B . In connection with the foregoing, at the Closing, the Buyer and the Management will provide evidence of the following to the Plaintiffs and the Seller at the Closing:

(i)   evidence that all Indebtedness of the Seller (including, but not limited to, all of the Liabilities listed on the Seller’s financial statements, including, all Liabilities and obligations owing by the Seller on its long term debt, capital lease obligations, Mortgage, Line of Credit, and all notes payable) shall have either been satisfied, discharged and paid-in-full and/or assigned to Buyer with releases in favor of the Seller;

(ii)   evidence that all Liens, UCC-1 Financing Statements, Mortgages encumbering the Real Property, security interests, and other encumbrances on the Seller’s assets, including all personal property and real property shall have been discharged and paid in full or assigned to Buyer with releases in favor of the Seller; and

(iii)   evidence that the Buyer has hired all employees of the Seller and shall have assumed and paid all amounts owing or on behalf of the Seller to its former employees (including, but not limited to, all wages, bonuses, performance incentives and rights to receive monies or other remuneration from the Seller and all withholding amounts and employment and other Tax contributions shall have been withheld and paid to the appropriate Governmental Entity as of the Closing Date).

(c)   Purchase Price; Assumption of Assumed Liabilities; Assignment and Cancellation of Common Stock and Options Owned by Management . On the Closing Date, (1) the Buyer shall discharge in full all of the Assumed Liabilities set forth in Schedule 2(c) and the Mortgage, (2) the Management shall assign and transfer to the Seller for immediate cancellation all of their respective shares of the Seller’s common stock and all of their options and rights to acquire shares of the Seller’s common stock except for the Purchased Management Stock that the Management will sell to the Plaintiffs for Three Hundred Dollars ($300) on the Closing Date. In connection with the foregoing, on the Closing Date, the Management will provide the following to the Plaintiffs and the Seller:

(i)   a stockholder ledger and a stock option and stock rights ledger (as of the close of business on the prior trading day that lists the names and number of shares held by each of the Seller’s stockholders of record and a ledger of all option or right to acquire any of Seller’s shares that have been granted to any Person or entity (and which will also include a reference to the Purchased Management Stock), a copy of which shall be attached hereto as Schedule 2(c)(i) .

(ii)   a Management stockholder ledger that lists the number of shares and option to purchase shares of the Seller’s common stock held by each of the individual members of Management on the Closing Date, a copy of which shall be attached hereto as Schedule 2(c)(ii) .

(iii)   assignment documents in a form acceptable to legal counsel for the Plaintiffs pursuant to which each of the members of the Management will (a) sell One Million (1,000,000) shares of the Seller’s common stock that they own to the Plaintiffs for One Hundred Dollars ($100), and (b) assign and transfer to the Seller for immediate cancellation, all of their other shares of common stock and all of their respective options to purchase shares of common stock in the Seller. These assignment documents will be in the forms attached hereto as Exhibits C-1 – C-6 .

(iv)   stock certificates issued to each of the Plaintiffs for 1,000,000 shares of the Seller’s common stock.

(d)   Settlement Payment : On the Closing Date, the Seller will make a payment in the amount of $250,000 to EIG Venture Capital, Limited (which will be made out of the Seller funds available on the Closing Date that are not included in the Acquired Assets).

(e)   Dismissal of California Litigation and Pending Litigation . On the Closing Date, (a) the Management shall provide evidence to the Plaintiffs that the California Litigation has been settled and dismissed with no further liability or obligation on the Seller, and (b) the Plaintiffs shall dismiss the Pending Litigation.

(f)   Management Resignations; Termination of Stock Compensation Plans . On the Closing Date, the Management will provide the following to the Plaintiffs and the Seller:

(i)   written resignations of each individual who is a member of Management or an officer or director of the Seller from their positions as Officers and Directors of the Seller in the forms attached hereto as Exhibits D-1 – D-5 ;

(ii)   appropriate (pre-Closing) resolutions of the Management removing all of the Seller’s officers and Directors and appointing Jan Telander as the President, Treasurer and Secretary and sole director of the Seller effective concurrently with the resignation of the Management on the Closing Date in the form attached hereto as Exhibit E ;

(iii)   evidence that the Seller’s 2001 Employee/Consultant Stock Compensation Plan and all similar plans has/have been terminated and all previously granted rights there under shall have been terminated; and

(iv)   evidence that all options, warrants and similar rights that any person and/or entity may have to acquire any common stock or equity ownership interest in the Seller shall have been terminated and on the Closing Date, no such options, warrants or similar rights exist.

(g)   The Closing . The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at a location mutually agreed upon by the Parties, or by facsimile and overnight courier, commencing at 10:00 a.m. New York time, as promptly as practicable after the execution of this Agreement and the satisfaction of the Conditions Precedent to Close on the specific Closing Date agreed to by the Parties.

(h)   Deliveries at the Closing . At the Closing, (i) the Seller will deliver to the Plaintiffs the various consideration, certificates, instruments, and documents referred to in Section 6(a) below including the payment of $250,000 to EIG Venture Capital, Limited and a general release in the form attached as Exhibit F ; (ii) the Plaintiffs will deliver to the Seller and the Management the various certificates, instruments and documents referred to in Section 6(b) below including a general release in the form attached as Exhibit G ; (iii) the Buyer will duly execute and deliver to the Seller (A) an assumption in the form attached as Exhibit B and (B) such other instruments of assumption as the Plaintiffs and their counsel may request; and (iv) the Management will deliver to the Plaintiffs (A) a general release in the form attached as Exhibit H and all of the items that are described in Sections 2(b)(i) – (iii); 2(c)(i) – (iv); 2(d); and 2(e)(i) – (iv) herein above, and (B) assignment documents evidencing the sale and transfer of the Purchased Management Stock to the Plaintiffs effective as of the Closing Date.

3.   Representations and Warranties of the Seller and Management.

The Seller and the Management, jointly and severally, represent and warrant to the Plaintiffs that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

(a)   Organization of the Seller . The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida as of the date of this Agreement and the State of Delaware as of the Closing and has all requisite corporate power and authority to carry on its business as presently conducted. The Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as disclosed in Schedule 3(a) , the Seller does not, directly or indirectly, control any other Person, own or control any shares of capital stock or other securities of any Person, or have any investment in any Person.

(b)   Articles of Incorporation and Bylaws . A true, complete and correct copy of the Articles of Incorporation and the Amended and Restated Bylaws of the Seller, each as amended to date, are attached to this Agreement as Schedules 3(b)(i) and 3(b)(ii). A copy of the Certificate of Incorporation and Bylaws for the Seller after it reincorporates in Delaware are attached to this Agreement as Schedules 3(b)(iii) and 3(b)(iv) . The Articles of Incorporation and the Bylaws are in full force and effect and the Seller is not in violation or breach of any of the provisions thereof. The Management has delivered to the Plaintiffs true, complete and correct copies of the Articles of Incorporation and the Bylaws of the Seller and all minutes of meetings and written consents in lieu of meeting of the directors and shareholders of the Seller since January 1, 2005.

(c)   Capital Structure .

(i)   The authorized capital stock of the Seller consists solely of 50,000,000 shares of common stock, $0.01 par value per share, of which [20,105,867] shares are issued and outstanding (the “Seller Shares”). Management collectively owns [8,983,170] shares of the Seller’s common stock and options to purchase an aggregate additional [8,000,000] common shares, all, free and clear of all Liens (collectively, the “Management Shares and Options”). All of the Seller Shares are and as of the Closing Date will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights and the Seller Shares are registered with the SEC and all applicable securities agencies and in accordance with all applicable securities laws and are fully tradable as the registered shares of an Over-the-Counter Bulleting Board company. The Seller Shares are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Seller, or any agreement to which the Seller or the Management is a party or by which the Seller or the Management is bound. All of the Seller Shares have been issued in compliance with all applicable federal and state securities laws. Other than as disclosed in Schedule 3(c)(i) , there is no outstanding capital stock or other securities of the Seller and no outstanding options, rights or commitments to issue such capital stock or other securities. Other than as disclosed in Schedule 3(c)(ii) , the Seller has never adopted, sponsored or maintained any stock option plan or any other plan or entered into any contract providing for equity compensation to any Person and, as of the Closing Date, all such rights and plans (if any) shall have been terminated and cancelled.

(ii)   Other than as disclosed in Schedule 3(c)(iii) , there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, transfer or delivery by the Seller or the Management (including any right of conversion or exchange under any outstanding security or other instrument) of any of the Seller Shares or any additional shares of the capital stock of the Seller. Except as disclosed in this Agreement, there are no voting agreements, voting trusts, proxies, powers-of-attorney, shareholder agreements or other agreements or understandings   relating to the voting of the Seller Shares.

(iii)   Concurrently with the Closing and the consummation of the transactions described in this Agreement, all of the Management Shares and Options (other than the Purchased Management Stock) shall have been transferred and assigned to the Seller for immediate cancellation (except for the Purchased Management Stock), and following the transfer, assignment and cancellation of the Management Shares and Options (other than the Purchased Management Stock), the sole remaining issued and outstanding shares of common stock and options to purchase common stock of the Seller shall be those set forth on Schedule 3(c)(iv) .

(iv)   From the date of the execution of this Agreement until the Closing Date, the Seller will not change its capital structure, issue any new shares, options or warrants or incur any secured indebtedness.

(d)   Authorization of Transaction . Subject to approval by the Seller’s shareholders, the Seller and the Management have the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its and their respective obligations under this Agreement and the Ancillary Agreements. Without limiting the generality of the foregoing, the Board of Directors of the Seller and the Management have duly authorized the execution, delivery, and performance of this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of the Seller and the Management, enforceable in accordance with its and their respective terms and conditions.

(e)   Noncontravention. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, including the assignments and assumptions referred to in Section 2 above, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity, or court to which the Seller or the Management is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or the Management is a party or by which it or they is or are bound or to which any of its or their respective assets (real or personal) is subject or result in the imposition of any Security Interest upon any of its or their respective assets (real or personal), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(f)   No Consents . Except as set forth in Schedule 3(f) no consent, approval, authorization, permit or other order of or filing with any Governmental Entity or any other Person is required in connection with the execution, delivery or consummation of this Agreement or any other agreement contemplated hereby to be executed by the Seller or the Management (including, without limitation, the Ancillary Agreements).

(g)     Brokers’ Fees . The Seller and the management have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

(h)   SEC Reports . The Seller has filed with the SEC all reports required to be filed since January 1, 2006, none of the reports filed with the SEC contained any material statements which were not true and correct or omitted to state any statements of material fact necessary in order to make the statements made not misleading.

(i)     Financial Statements .. The Seller has filed with the SEC the following financial statements of the Seller: (i) audited balance sheets, income statements, statements of shareholders’ equity and statement of cash flows as of and for the fiscal years ended December 31, 2007 and 2006; and (ii) unaudited balance sheets, income statements and cash flow statements as of and for the three months ended March 31, 2008 and June 30, 2008 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP (none of which will be material). The Financial Statement presents fairly the financial condition and operating results of the Seller as of the dates indicated, subject in the case of the unaudited financial statements to normal year-end audit adjustments (none of which will be material). The books and records of the Seller are accurate and complete in all material respects and have been maintained in accordance with reasonable business practices. No financial statement of any Person other than the Seller is required by GAAP to be included in the Financial Statements.

(j)   Changes .. Since March 31, 2008, there has not been any change, event or condition of any character, whether or not in the Ordinary Course of Business, whether separately or in the aggregate with other changes, events or conditions, that could reasonably be expected to result in a Material Adverse Effect.

(k)   Legal Compliance . To the best of Management’s Knowledge, the Seller is and at all times has been in material compliance with all Legal Rules applicable to it and has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments, including all applicable federal and state securities laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or threatened against the Seller alleging any failure to so comply . The Seller has all applicable approvals and authorizations to operate as a fully reporting Over-the-Counter Bulletin Board company and as of the Closing Date will be up to date in all of its filings and will have filed all reports with the SEC required to be filed by it and will be in full compliance with all applicable federal and state securities laws and regulations that are required for it to continue as a fully reporting Over-the-Counter Bulletin Board company following the Closing.

(l)   Tax Matters .

(i)   Except as set forth in Schedule 3(l)(i) , (1) the Seller has filed all Tax Returns that it was required to file on or before the date hereof, which Tax Returns are, true, correct and complete in all material respects and reflect in all material respects the Tax liabilities of the Seller for the applicable periods; (2) to the Knowledge of the Seller and Management, all Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid; (3) the Seller is not currently the beneficiary of any extension of time within which to file any Tax Return; and (4) no claim has ever been made in writing by any Taxing Authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure, or alleged failure, to pay any Tax. The Seller has withheld and paid all required Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(ii)   The Seller has deducted, withheld and or remitted to the appropriate Taxing Authority all Taxes required to have been deducted, withheld and/or remitted by the Seller under any applicable Tax law in connection with amounts paid or credited by the Seller to or for the account or benefit of any Person, including without limitation, payments to any of its present or former employees, independent contractors, stockholders, directors, officers, creditors and non-residents of the United States, and the Seller has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with the amounts paid to such Persons.

(iii)   Schedule 3(l)(iii)   lists all Tax Returns filed by the Seller for taxable periods ending on or after January 1 , 2001 and with respect to those Tax Returns, indicates those Tax Returns that have been audited and those Tax Returns that are currently being audited. The Seller has delivered to the Plaintiffs accurate and complete copies of all such Tax Returns.   The Seller and the Management do not expect any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed.

(iv)   The Seller and the Management have not received notice from a Taxing Authority, in writing or through personal contact with a Taxing Authority agent, regarding any action, suit, proceeding, investigation, audit or claim, proposed or pending against or with respect to the Seller in respect of any Taxes and, no such action, suit, proceeding, investigation, audit or claim is pending or threatened.

(v)   The Seller has not waived or extended any statute of limitations in respect of any Taxes and no such waiver or extension has been requested from the Seller by any Taxing Authority. The Seller has not agreed to any extension of time with respect to a Tax assessment or deficiency. The Seller has not entered into any closing agreement with the IRS pursuant to Code Section 7121 or any similar agreement with any other Taxing Authority. There are no outstanding rules for, or requests for rulings with any Tax Authority that are, or if issued would be, binding on the Seller. No power of attorney currently in force has been granted by the Seller concerning any Tax matter.

(vi)   The Seller has disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal Income Tax within the meaning of Code Section 6662. The Seller is not a party to any Tax allocation or Tax sharing agreement, and has no Liability for Taxes of any Person (other than itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. The Seller has not agreed to, nor is it required to make, any adjustment under Code Section 481.

(m)   Real Property . Schedule 3(m) lists all real property owned by or leased or subleased to the Seller. The Seller has delivered to the Plaintiffs correct and complete copies of the leases and subleases listed on Schedule 3(m) . To the Knowledge of Management, each lease and sublease listed on Schedule 3(m) of the is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a Material Adverse Effect. Schedule 3(m) lists and describes briefly all real property that any of the Seller owns. From and after the Closing Date, all of the foregoing leases to which the Seller is a party shall have been terminated and the Seller shall have no further Liability or obligation arising out of or related to any of the foregoing leases. With respect to each such parcel of owned real property:

(i)   except as reflected on Schedule 3(m) , the Seller has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

 (ii)   there are no pending or, to the Knowledge of any of the Management, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters materially and adversely affecting the current use, occupancy, or value thereof;

(iii)   the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to “permitted non-conforming use” or “permitted non-conforming structure” classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

(iv)   all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

(v)   there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

(vi)   there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

(vii)   there are no parties (other than the Seller and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in of the Schedule 3(m) who are in possession of space to which they are entitled;

(viii)   all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

(ix)   each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

(n)   Intellectual Property . Schedule 3(n) identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which the Seller and has granted to any third party with respect to any of its intellectual property. No royalties or fees are payable by the Seller to any Person relating to any of the foregoing Intellectual Property. To the Knowledge of the Seller and Management, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any party from whom the Seller has obtained the right to use Intellectual Property pursuant to license, sublicense, agreement or permission of any other third party. To the Knowledge of the Seller and Management, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Seller. To the Knowledge of the Seller and Management, the Seller has not infringed upon, violated, interfered with, misused or misappropriated any Intellectual Property rights of third parties and the Seller has not received any written or, to the Knowledge of the Seller or Management any oral, charge, complaint, claim, demand or notice alleging any such infringement, violation, interference, misuse or misappropriation.

(o)   Contracts . Schedule 3(o) lists all written contracts and other written agreements to which the Seller is a party, the performance of which will involve consideration in excess of $10,000. The Seller has delivered to the Plaintiffs a correct and complete copy of each contract or other agreement listed in Schedule 3(o ) , each of which will be assigned to the Buyer and all Liabilities thereunder assumed by the Buyer as of the Closing Date.

(p)   Litigation.   Schedule 3(p)   sets forth each instance in which the Seller or the Management (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect. Except as set forth in Schedule 3(p) , there is no suit, action, hearing, claim or litigation, or legal, administrative, arbitration or other proceeding (whether civil, criminal, administrative, judicial, whether formal or informal, whether public or private, including, without limitation, workers’ compensation and employment related claims) (“Litigation”) pending or, to the Knowledge of the Seller or Management, threatened against or affecting the Seller or any of the Seller’s properties or assets, nor to the Knowledge of the Seller or Management, any investigation pending or threatened against or affecting, the Seller or any of the Seller’s properties or assets, before any Governmental Entity. To the Knowledge of the Seller and Management, there is no Basis to believe that any such Litigation or investigation may be brought against the Seller or any of its properties or assets (including, to the Knowledge of the Seller or Management, no unreported incidents that could reasonably be expected to lead to any workers’ compensation claims against the Seller). None of the matters set forth in Schedule (3)(p)   could reasonably be expected to have a Material Adverse Effect on the Seller or could reasonably be expected to materially adversely affect the ability of the Seller or the Management to consummate the transactions contemplated hereby. Except as set forth in Schedule 3(p) , during the past five (5) years, the Seller has not been made a party to or become the subject of, nor to the Knowledge of the Seller and Management threatened to be made a party to or become the subject of, any Litigation, and, to the Knowledge of the Seller and Management, there is no Basis for any present or future Litigation against the Seller.

(q)   Environmental, Health, and Safety Matters .

(i)   To the best of the Management’s Knowledge, the Seller is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations (if any) are set forth on Schedule 3(q)(i) .

(ii)   The Seller has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities, whether accrued, absolute, contingent, unliquidated or otherwise, including any investigatory, remedial or corrective obligations, relating to the Seller or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a Material Adverse Effect.

(iii)   Except as set forth in Schedule 3(q)(iii) , the present and former activities of the Seller comply and have always complied in all material respects with all applicable Environmental Laws.

(iv)   This Section 4 contains the sole and exclusive representations and warranties of the Seller and Management with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

(r)   Labor Matters .     Except as set forth in Schedule 3(r) , the Seller is not delinquent in any payment to any of its employees, consultants, leased employees or independent contractors for any wages, salaries, commissions, bonuses, or other compensation for any services performed for it to the date of this Agreement or the Closing Date, The Seller has withheld and paid to the appropriate Governmental Entity, or is holding for payment not yet due to such Governmental Entity, all amounts required to be withheld from employees of the Seller and is not liable for any arrears of material wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Seller has properly classified each of its respective employees as employees and its independent contractors as independent contractors. On the Closing Date, the Seller will have no Liability or obligation owing to any of its Closing Date or former employees or independent contractors for any wages, salaries, commissions, bonuses, severance or other compensation or payments for any services performed for it to Closing Date.

(s)   Shell Company. As of the Closing, the Seller will be a shell company with no operations and no Liabilities, Liens, Litigation, encumbrances or Indebtedness that is up to date in its filings and in compliance with all applicable federal and state securities laws and regulations and its common stock will be traded on the Over-the-Counter Bulletin Board.

(t)   Interested Party Transactions . As of the Closing, the Seller is not indebted to any of the directors, officers or employees of the Seller (except for amounts due as salaries, bonuses, commissions and reimbursements of expenses in the Ordinary Course of Business), and no such Person is indebted to the Seller.

(u)   Absence of Undisclosed Liabilities . The Seller does not have any Liability except for (a) Liabilities set forth and itemized in Schedule 3(u) , (b) Liabilities arising in the Ordinary Course of Business since the date of its last Form 10-Q filed with the SEC, and (c) Liabilities reflected or reserved against on the Seller’s balance sheet or disclosed in the accompanying notes thereto, which individually or in the aggregate are not material and are of the same character and nature as the Liabilities quantified on the face of the balance sheet, none of which results from or relates to any breach of Contract, breach of warranty, tort, infringement or breach of Law or arose out of any Litigation. The Seller has not guaranteed any obligation of any officer, director, employee of shareholder of Seller, or any other Person.

(v)   Absence of Undisclosed Options or Rights to Acquire Seller Shares . Except as set forth and itemized in Schedules 3(v) , the Seller has not issued and no person or entity has any rights or options to acquire any of the Seller’s stock.

(w)   Control of Seller . Following the Plaintiff’s acquisition of the Purchased Management Stock, the Plaintiffs will own and control a majority of the Seller’s stock and in accordance with the Seller’s Articles and Bylaws, the Plaintiff will have voting control and the right to control the operations and actions of the Seller.

(x)   Disclaimer of Other Representations and Warranties . The Seller and the Management shall not be deemed to have made to Plaintiffs any representations or warranties other than those expressly made in this Section 3 and 4.

4.   Representations and Warranties of the Buyer.

The Buyer and the Management, jointly and severally, represent and warrant to the Plaintiffs that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

(a)   Organization of the Buyer . The Buyer is a newly formed corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee. The Buyer was formed specifically for this transaction.

(b)   Authorization  of Transaction . The Buyer and the Management have all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its and their respective obligations under this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of the Buyer and the Management (where applicable), enforceable in accordance with their respective terms and conditions.

(c)   Brokers’ Fees . The Buyer and the Management have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the Ancillary Agreements for which the Seller could become liable or obligated.

5.   Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)   Use of Commercially Reasonable Efforts . The Seller, the Buyer, the Management and the Plaintiffs shall cooperate with each other and use all their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on their respective parts to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as soon as reasonably practicable. In exercising the foregoing right, each of the Seller, the Buyer, the Management and the Plaintiffs shall act reasonably and as promptly as reasonably practicable.

(b)   Notices and Consents . The Seller and the Management will give any notices to third parties, and the Seller and the Management will use its commercially reasonable efforts to obtain any third party consents, that are necessary to consummate the transactions described in this Agreements and that the Plaintiffs reasonably may request. All of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein. In connection with the foregoing, the Parties agree that promptly following the execution of this Agreement the Management shall (a) cause Harris Cramer, LLP to prepare a Proxy that will (i) be sent to the Plaintiffs for their review and approval prior to being forwarded to the SEC and the Seller’s shareholders, and (ii) seek approval by the Seller’s shareholders of the transactions described herein, and (b) call a shareholders meeting seeking approval of the transactions described herein and transmit the Proxy to all of the Seller’s shareholders and take any required actions necessary to seek approval of the transactions described herein by the Seller’s shareholders.

(c)   Operation of Business . The Seller and the Management will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

(d)   Full Access . The Seller and the Management will permit representatives of the Plaintiffs to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Seller. The Plaintiffs will treat and hold as such any Confidential Information they receive from the Management and the Seller in the course of the reviews contemplated by this Section 5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in their possession.

(e)     Notice of Developments .

(i)   The Seller and the Management shall promptly notify the Plaintiffs in writing of any development causing a breach of any of its or their respective representations and warranties in Section 3 above. Unless the Plaintiffs has the right to terminate this Agreement pursuant to Section 7(a)(ii) below by reason of the development and exercises that right within the period of 20 business days, the written notice pursuant to this Section 5(e)(i) will be deemed to have amended the Schedules or otherwise to have qualified the representations and warranties contained in Section 3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under this Agreement by reason of the development.

(ii)   Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e)(ii), however, shall be deemed to amend this Agreement or to prevent or cure any misrepresentation or breach of warranty.

(f)   Irrevocable Proxy . The Plaintiffs hereby grants the Seller’s Board of Directors an irrevocable proxy to vote the Plaintiffs’ shares of common stock of the Seller in favor of the approval of this Agreement in connection with the shareholder approval of this Agreement. This proxy is coupled with an interest and shall not expire unless this Agreement has terminated.

(g)   Cooperation with Counsel . Prior to and subsequent to the Closing, the Plaintiffs shall cooperate with the Seller’s and the Management’s counsel in connection with the preparation of any SEC filings, including, but not limited to the Proxy. The Parties acknowledge and agree that (1) the Management and its legal counsel shall be responsible along with the Seller (pre-Closing) to prepare and file all SEC filings, including, but not limited to the Proxy that are necessary to obtain approval for and consummate the transactions described in this Agreement and the Ancillary Agreements, and (2) the Management and the Seller (pre-Closing) shall be responsible for the payment of all transaction expenses related to negotiation, preparation and consummation of the transactions described in this Agreement and for the preparation and filing of all SEC filings that are due prior to or on the Closing Date, including, but not limited to the Proxy and the Form 10-Q for the quarter ending June, 2008 (and September, 2008, if applicable) that are necessary to obtain approval for and consummate the transactions described in this Agreement, provided, however, the Plaintiffs shall pay for or reimburse the Seller for the filing fees and Registered Agent’s fees and expenses incurred in connection with the reincorporation in Delaware.

(h)   California Litigation . Prior to the Closing, the Seller shall have settled the California Litigation, and in any event, if there has not been a settlement of the California Litigation, the Management shall, jointly and severally, indemnify, defend and hold harmless the Plaintiffs against any and all losses suffered, incurred or sustained by them or the Seller. All parties to the California Litigation will pay their own expenses, including attorneys’ fees and costs of the litigation, and will provide general releases to all parties of the California Litigation, provided, however, that from and after the Closing Date, the Seller will have no further Liability or obligations relating to the settlement of the California Litigation. If the California Litigation is not settled as of the Closing, the Management shall have the exclusive authority to control the California Litigation as long as they timely pay all attorneys’ fees and costs.

(i)   Voting of the Management’s Shares . At the shareholders meeting called to consider the transaction contemplated by this Agreement, the Management agrees to vote their shares of common stock in connection with the vote of the majority of other shares which vote for or against the proposal to sell the assets of the Seller to the Buyer.

(j)   Surrender of Ownership . At the Closing, the Management will return to the treasury of the Seller for cancellation and Seller will cancel for no consideration all outstanding shares of capital stock, stock options and warrants of the Seller (other than the Purchased Management Stock) that are directly and/or indirectly owned and/or controlled by the Management.

(k)   Amendment and Restatement of Bylaws . As soon as practicable, the Seller shall amend and restate its Bylaws in the form attached as Schedule 3(b)(ii).

(l)   Reincorporation in Delaware . As soon as practicable, the Seller shall reincorporate in Delaware since it has no Florida contacts.

6.   Conditions to Obligation to Close.

(a)   Conditions to Obligation of the Plaintiffs . The Plaintiffs’s obligations under this Agreement are subject to satisfaction of the following conditions:

(i)   the Seller’s and the Management’s representations and warranties set forth in Sections 3 and 4 are true and correct in all material respects at and as of the Closing Date;

(ii)   the Seller and the Management shall have performed and complied with all of their covenants under this Agreement in all material respects through the Closing;

(iii)   there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)   the Seller and the Management shall have delivered to the Plaintiffs a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

(v)   the Plaintiffs shall have received from counsel to the Buyer, Seller and Management an opinion of counsel as attached as Exhibit I , which is reasonably acceptable to legal counsel to the Plaintiffs, addressed to the Plaintiffs, and dated as of the Closing Date;

(vi)   the Plaintiffs shall have received from the Seller and the Management executed general releases in the form attached as Exhibits F   and H ;

(vii)   all actions to be taken by the Seller and the Management in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents, including the Proxy, required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Plaintiffs; and

(viii)   the Seller’s shareholders shall approve the sale of assets and all other transactions contemplated by this Agreement at a meeting called for that purpose.

(ix)   all Assumed Liabilities, contractual obligations, Liabilities and Indebtedness of the Seller shall have been assigned to and assumed by the Buyer as of the Closing Date with the Seller having been relieved of all Liability and obligations for all such Assumed Liabilities, Contractual Obligations, Indebtedness, Liability, and obligations.

(x)   all Liens, encumbrances, security agreements, Indebtedness, Security Interests, financing statements, and mortgages on the assets (personal or real property) of the Seller shall have been terminated.

(xi)   all Leases to which the Seller is a party or to which the Seller has any Liability or obligation shall have been terminated as of the Closing Date.

(xii)   the Seller and the Management shall have delivered to the Plaintiffs all monies and items to be delivered pursuant to Section 2 of this Agreement, including, but not limited to, $250,000 payment to EIG Venture Capital, Limited, and the Purchased Management Stock, all in a form reasonably satisfactory to Plaintiffs’ counsel.

(xiii)   the Seller and the Management shall have delivered all Schedules to this Agreement to Plaintiffs’s counsel and Plaintiffs’ counsel shall be satisfied with the form of all such Schedules.

(xiv)   the Buyer shall have hired all employees of the Seller as of the Closing Date and shall have assumed and paid all amounts owing to such employees by the Seller.

(xv)   the Seller shall have amended and restated its Bylaws in Florida and reincorporated in Delaware.

The Plaintiffs may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b)   Conditions to Obligation of the Seller, the Buyer and the Management . The Seller’s, the Buyer’s and the Management’s obligations under this Agreement are subject to the satisfaction of the following conditions:

(i)   the Plaintiffs shall have performed and complied with all of its covenants under this Agreement in all material respects through the Closing;

(ii)   there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iii)   the Plaintiffs shall have delivered to the Seller and the Management an executed general release in the form attached as Exhibit G ;

(iv)   the Plaintiffs shall have delivered to the Seller and the Management a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

(v)   all actions to be taken by the Plaintiffs in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

(vi)   the Real Property owned by the Seller shall be conveyed to the Buyer and the Mortgage on the Real Property in the name of the Seller shall have been terminated; and

(vii)   the Seller’s shareholders shall approve the sale of assets and all other transactions contemplated by this Agreement at a meeting called for that purpose.

The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.   Termination.

(a)   Termination of Agreement . Certain of the Parties may terminate this Agreement as provided below:

(i)   the Seller, the Buyer, the Plaintiffs, and Management may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)   Plaintiffs may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous 20 business days given the Plaintiffs any notice pursuant to Section 5(e)(i) above and (B) the development that is the subject of the notice has had a Material Adverse Effect;

(iii)   the Plaintiffs may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller or the Management has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Plaintiffs has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, provided , however , that the Plaintiffs may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (and without providing a notice and cure period to the Seller and the Management) in the events that (i) the Seller does not file an Information Statement on Schedule 14C relating to the Seller’s reincorporation in Delaware with the SEC on or before September 30, 2008, or (ii) the Seller does not file a Preliminary Proxy Statement relating to the transactions described in this Agreement with the SEC on or before October 31, 2008, or (B) if the Closing shall not have occurred on or before December 31, 2008, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Plaintiffs themselves breaching any covenant contained in this Agreement); and

(iv)   the Seller may terminate this Agreement by giving written notice to the Plaintiffs at any time prior to the Closing (A) in the event the Plaintiffs has breached any material covenant contained in this Agreement in any material respect, the Seller has notified the Plaintiffs of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2008, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

(b)   Effect of Termination . If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties under this Agreement shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); except, that the confidentiality provisions contained in Section 5(d) above shall survive termination.

8.   Additional Agreements ..

(a)   Conditions to the Transaction . Each Party shall take all reasonable actions necessary to comply promptly with all Legal Rules, which may be imposed on such Party with respect to the transactions contemplated hereby and shall promptly cooperate with and furnish information to each other Party in connection with any such requirements imposed upon each other Party or affiliate of each other Party in connection with such transactions. Each Party shall take, and shall cause its affiliates to take, all reasonable actions to obtain (and to cooperate with each other Party and its affiliates in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such Party or its affiliates in connection with the transactions or the taking of any action contemplated thereby or by this Agreement

(b)   Tax Returns of the Seller; Responsibility for Payment of Taxes Post-Close .

The Seller shall in good faith prepare or cause to be prepared (and submit to the Buyer and the Management for their respective review and comment which comments the Seller shall consider and (if applicable) incorporate before filing) and file or cause to be filed all Tax Returns for the Seller for all periods through the Closing. If, after preparation of a Tax Return or after notice from a Taxing Authority, the Seller determines that the Buyer and Management owe an amount for Assumed Liabilities not already paid, the Seller shall provide the Buyer and Management with written notice of the amount owed, along with a copy of the corresponding Tax Return. The Buyer and Management shall remit the amount owed to the Seller within fifteen (15) business days after receipt of such notice. Additionally, the Buyer and Management shall gross up all payments made by the Buyer and the Management pursuant to this Section 8(b) so that after the Seller pays Taxes on such payment, it will have a net amount equal to the amount it would have been entitled to receive if the payment had not been taxable income to the Seller.

9.   Indemnification ..

(a)   Survival .. Except as otherwise expressly provided herein, all covenants and agreements of the Buyer, the Management, and the Seller contained in this Agreement (including those made in the Ancillary Agreements, Exhibits and Schedules hereto) shall survive the Closing, except for any covenant or agreement that expressly provides that it is to be performed for or survive for a given period of time, which shall continue until the last date on which such covenant or agreement expressly provides that it is to be performed or survives. All of the representations and warranties of the Buyer, the Management and the Seller contained in this Agreement (including those made in the Ancillary Agreements, Exhibits and Schedules hereto), any updates to the Schedules referenced herein and any other agreement, document or certificate delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for thirty-six (36) months thereafter, other than (a) the representations, warranties, covenants and agreements contained in Sections 2, 3(a), 3(c), 3(d), 3(e), 3(f), 3(g), 3(s), 4(a), 4(b) and 4(c) (the “ Transactional Reps”), and the agreement contained in Section 8, which shall continue in full force and effect indefinitely and (b) the representations, warranties, covenants and agreements contained in Sections 5.11(b) ,     3(h), 3(k), 3(l), 3(n) and 3(q) which shall continue in full force and effect until the expiration of their respective statute of limitations (the “ Statutory Reps ”). In the event that a notice of action or claim for indemnification under this Section is given within the applicable survival periods set forth above, the representation, warranty, covenant or agreement that is the subject of such indemnification action or claim shall survive with respect to such action or claim until such action or claim is finally resolved.

(b)   Indemnification by the Buyer and Management . Except as otherwise expressly provided in this Section, on and after the Closing Date, the Buyer and the Management shall, jointly and severally, defend, indemnify and hold harmless the Plaintiffs and the Seller and each of their respective affiliates, partners, officers, directors, employees, agents, successors and assigns (collectively, “ Plaintiffs’ Indemnified Persons ”), and shall reimburse the Plaintiffs’s Indemnified Persons, for, from and against, each and every demand, claim, cost, expense, loss, Liability, judgment, damage, fine, penalty and fee including, without limitation, reasonable attorneys’ fees (individually, a “ Loss ” and collectively, the “ Losses ”) imposed on or incurred by any of the Plaintiffs’s Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) any breach of or inaccuracy in any representation or warranty of the Buyer or the Management under this Agreement, any Ancillary Agreement, any Schedule or Exhibit hereto or any agreement, certificate or other document delivered or to be delivered hereunder, determined in all cases without regard to the terms “material” “materially” “Material Adverse Effect” or “Material Adverse Change”, (ii) any breach, default or non-fulfillment of any covenant, agreement or other obligation of the Buyer or the Management under this Agreement, any Ancillary Agreement, any Schedule or Exhibit hereto or any agreement, certificate or other document delivered or to be delivered hereunder or thereunder, or (iii) any Third Party Claim that may be brought against any member of Plaintiffs or the Seller or any affiliated person or entity based on or arising out of the entry into this Agreement or consummation of the transactions described herein by the Plaintiffs.

(c)   Notice and Defense of Third-Party Claims . If any action, claim or proceeding shall be brought or asserted by a third party (a “ Third Party Claim ”) against an indemnified party or any successor thereto (the “ Indemnified Person ”) in respect of which indemnity may be sought under this Section from an indemnifying person or any successor thereto (the “ Indemnifying Person”), the Indemnified Person shall give prompt written notice of such Third Party Claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and counsel selected by the Indemnifying Person determines that the representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten (10) days after notice of any such Third Party Claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Persons, subject to the right of the Indemnifying Person to assume, at its expense, the defense of such Third Party Claim with counsel satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Section to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person’s prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim other than in accordance with the following sentence. The Indemnifying Person may, without the Indemnified Person’s prior written consent, settle or compromise any such Third Party Claim or consent to entry of any judgment with respect to any such Third Party Claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the Plaintiffs of the Indemnified Person from all Liability with respect to such Third Party Claim.

(d)   Non-Third Party Claims . An Indemnified Person will notify the Indemnifying Person in writing promptly of its discovery of any matter that does not involve a Third Party Claim in respect of which indemnity may be sought under this Section, which written notice shall specify the nature of the claim and the amount of Losses therefor. In the event that the Indemnifying Person does not notify the Indemnified Person in writing that it disputes such claim within thirty (30) days from receipt of such written notice of claim, specifying in reasonable detail the basis for contesting such claim, the Indemnifying Person will be deemed to have acknowledged liability for such claim and the amount of Losses therefor and Indemnifying Person shall promptly pay the amount of such Losses to the Indemnified Party. The Indemnified Person will reasonably cooperate and assist the Indemnifying Person in determining the validity of any claim for indemnity by the Indemnifying Person and in otherwise resolving such matters.

10.   Miscellaneous.

(a)   Severability . In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

(b)   Counterparts . This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

(c)   Notices and Addresses . All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

To the Buyer:	1059 E. Tri-County Boulevard
Oliver Springs, TN 37840
Facsimile: (865) 482-8477

With a Copy to:	Lisa A. Temple, Esq.
Hatfield & Temple, P.C.
1053 E. Tri County Boulevard
Oliver Springs, TN 37840
Facsimile: (865) 381-1338

To the Seller:	1059 E. Tri-County Boulevard
Oliver Springs, TN 37840
Facsimile: (865) 482-8477

With a Copy to:	Michael D. Harris, Esq.
Harris Cramer LLP
1555 Palm Beach Lakes Boulevard, Suite 310
West Palm Beach, FL 33401
Facsimile: (561) 659-0701

and	Lisa A. Temple, Esq.
Hatfield & Temple, P.C.
1053 E. Tri County Boulevard
Oliver Springs, TN 37840
Facsimile: (865) 381-1338

To Management:	℅ Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840
Facsimile: (865) 482-8477

With a Copy to:	Lisa A. Temple, Esq.
Hatfield & Temple, P.C.
1053 E. Tri County Boulevard
Oliver Springs, TN 37840
Facsimile: (865) 381-1338

To the Plaintiffs:	Sofcon, Limited
EIG Venture Capital, Limited
EIG Capital Investments, Limited
c/o Jan Telander, President
EIG Capital
Calle Azucena 37
Torreblanca del Sol
29640 Fuengirola, Spain
Facsimile: (+34) 952-477-047

With a Copy to:	Robert S. Bick, Esq.
Williams, Williams, Rattner & Plunkett, P.C.
380 North Old Woodward Avenue
Suite 300
Birmingham, Michigan 48009
Facsimile: (248) 642-0856

and to	Joseph B. LaRocco, Esq.
49 Locust Avenue
Suite 107
New Cannan, CT 06840
Facsimile: (203) 966-0363

or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

(d)   Attorney’s Fees . In the event that there is any controversy or claim arising out of or relating to this Agreement or the Ancillary Agreements, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing Party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

(e)   Governing Law . This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida. The resolution of any dispute arising out of this Agreement or any Ancillary Agreement shall be adjudicated by a court of competent jurisdiction located in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida.

(f)   Oral Evidence . This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

(g)   Section or Paragraph Headings . Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(h)   Force Majeure .   Force majeure shall mean no strikes; labor disputes; freight embargoes; interruption or failure in the Internet, telephone or other telecommunications service or related equipment; material interruption in the mail service or other means of communication with the United States; if the Seller shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured; acts of God; outbreak or material escalation of hostilities or civil disturbances, national emergency or war (whether or not declared), or other calamity or crises including a terrorist act or acts affecting the United States; future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency of such government); or any cause beyond the reasonable control of such Party.

(i)   Survival of Representations and Warranties . All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

(j)   Press Releases and Public Announcements . No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; except, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure.

(k)   No Third-Party Beneficiaries . The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights and this Agreement does confer any such rights upon any other purpose.

(l)   Expenses .. The Plaintiffs, the Management, the Buyer and the Seller will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m)   Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

In witness whereof, the undersigned has executed this Asset Purchase Agreement as of the date first written above.

WITNESSES:	DIVERSIFIED PRODUCT INSPECTIONS, LLC

	By:	/s/ John Van Zyll
John Van Zyll, Authorized Member and Manager

DIVERSIFIED PRODUCT INSPECTIONS, INC.

	By:	/s/ John Van Zyll
John Van Zyll, President

/s/ John Van Zyll
John Van Zyll

/s/ Ann Furlong
Ann Furlong

/s/ Marvin Stacy
Marvin Stacy

SOFCON, LIMITED

	By:	/s/ Jan Telander
Jan Telander, President

EIG VENTURE CAPITAL, LIMITED

	By:	/s/ Jan Telander
Jan Telander, President

EIG CAPITAL INVESTMENTS, LIMITED

	By:	/s/ Jan Telander
Jan Telander, President

EXHIBIT A
BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that DIVERSIFIED PRODUCT INSPECTIONS, INC., a Florida corporation, whose address is 1059 E. Tri County Boulevard, Oliver Springs, Tennessee 37840 (“Seller”) does hereby sell, assign, transfer, and convey to DIVERSIFIED PRODUCT INSPECTIONS, LLC, a Tennessee limited liability company, whose address is 1059 E. Tri County Boulevard, Oliver Springs, Tennessee 37840 (the “Buyer”), pursuant to that certain Settlement Agreement and Asset Purchase Agreement by and among Buyer, Seller, John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the “Management”) and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”) (the “Asset Purchase Agreement”), free and clear of any and all liens, claims, security interests, and encumbrances of any kind, except for those associated with the Assumed Liabilities, as defined in the Asset Purchase Agreement, all right, title and interest of the Seller in and to the Acquired Assets, as defined in the Asset Purchase Agreement.

The Seller hereby constitutes and appoints the Buyer, and its successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, for the Seller and in the Seller’s name, place and stead to execute and deliver any and all instruments of assignment necessary or advisable to accomplish the purposes of this Bill of Sale.

The Seller for itself and its successors and assigns, does hereby covenant with the Buyer and its successors and assigns that the Seller and/or its successors and assigns, shall upon request by the Buyer, execute and deliver any and all additional documents, assignments, instruments of conveyance, transfer and/or confirmation, as may be requested by the Buyer and/or which may be necessary for the purpose of vesting and/or evidencing title in and to the Acquired Assets free and clear of any liens, claims and encumbrances in the name of the Buyer.

Any capitalized terms that are used in this Bill of Sale that are not defined herein shall have the respective meanings ascribed in the Asset Purchase Agreement.

IN WITNESS WHEREOF , the undersigned Seller has caused this Bill of Sale to be executed on this _____ day of ______________, 2008.

“SELLER”

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By:
John Van Zyll
Its:	President

EXHIBIT B
ASSIGNMENT AND ASSUMPTION OF ASSUMED LIABILITIES

Assignment and Assumption of Assumed Liabilities (“Agreement”), dated ________, 2008, is made by Diversified Product Inspections, LLC, a Tennessee limited liability (“Buyer”) in favor of Diversified Product Inspections, Inc., a Florida corporation (“Seller”). All capitalized terms used in this Agreement that are not defined herein shall have the respective meanings ascribed to them in the Settlement Agreement and Asset Purchase Agreement, dated as of September ___, 2008, (the “Asset Purchase Agreement”) by and among   Buyer, Seller, John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the “Management”) and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”).

Pursuant to the Asset Purchase Agreement, the undersigned agrees as follows:

1.   Buyer hereby assumes and agrees to perform, pay and discharge all of the Assumed Liabilities and all Liabilities and obligations of the Seller arising from or relating to all periods prior to and on the Closing Date (whether or not those Liabilities and obligations are known or unknown at the time of Closing and whether or not they become due before, on or after the Closing Date.

2.   Buyer, by its execution of this Agreement of Assignment and Assumption of Liabilities, and Seller, by its acceptance of this Agreement of Assignment and Assumption of Liabilities, hereby acknowledge and agree that neither the representations and warranties nor the rights and remedies of either party under the Asset Purchase Agreement shall be deemed to be limited, modified or altered in any way by such execution and acceptance of this Agreement.

3.   The assignment to and assumption of the Assumed Liabilities by Buyer shall be deemed to occur at the close of business on the Closing Date.

IN WITNESS WHEREOF, Buyer and Seller have caused this instrument to be duly executed under seal as of and on the date first above written.

BUYER:

DIVERSIFIED PRODUCT INSPECTIONS, LLC

By:
John Van Zyll
Its:	Authorized Member and Manager

SELLER:

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By:
John Van Zyll
Its:	President

EXHIBIT C-1

ASSIGNMENT OF STOCK
[Separate from Certificate]

FOR VALUE RECEIVED, the undersigned, JOHN VAN ZYLL (“ Assignor ") does hereby sell, assign, deliver, and transfer onto EIG VENTURE CAPITAL, LIMITED , a Belize corporation (“ Assignee”), pursuant to and in accordance with the terms and conditions that are set forth in that certain SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT by and among Diversified Product Inspections, LLC , a Tennessee limited liability company, Diversified Product Inspections, Inc., a Florida corporation (the “ Corporation”), Assignor, Ann Furlong, Marvin Stacy, Sofcon, Limited, a Belize corporation, Assignee and EIG Capital Investments, Limited, a Belize corporation (the “ Settlement Agreement ”), One Million (1,000,000) shares of the common stock of the Corporation, standing in Assignor’s name on the books of said Corporation (the “ Stock ”), and Assignor does hereby consent to the transfer of the Stock with full power of substitution in the premises in accordance with the terms and conditions set forth in the Settlement Agreement.

Dated: ____________, 2008
John Van Zyll

EXHIBIT C-2
ASSIGNMENT OF STOCK AND OPTIONS FOR CANCELLATION
[Separate from Certificate]

FOR VALUE RECEIVED, the undersigned, JOHN VAN ZYLL (“ Assignor ") does hereby sell, assign, deliver, and transfer onto DIVERSIFIED PRODUCT INSPECTIONS, INC. , a Florida corporation (the “ Corporation”), pursuant to and in accordance with the terms and conditions that are set forth in that certain SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Corporation, Assignor, Ann Furlong, Marvin Stacy, Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (the “ Settlement Agreement ”), Three Million Nine Hundred Fifty-Three Thousand Seven Hundred Twenty-Four (3,953,724) shares of the common stock of the Corporation, standing in Assignor’s name on the books of said Corporation (the “ Stock ”) and all options and rights of Assignor to acquire shares of stock in the Corporation, for immediate cancellation.

Dated: _________ ___, 2008
John Van Zyll

EXHIBIT C-3
ASSIGNMENT OF STOCK
[Separate from Certificate]

FOR VALUE RECEIVED, the undersigned, Marvin Stacy (“ Assignor ") does hereby sell, assign, deliver, and transfer onto EIG VENTURE CAPITAL, LIMITED , a Belize corporation (“ Assignee”), pursuant to and in accordance with the terms and conditions that are set forth in that certain SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, Diversified Product Inspections, Inc., a Florida corporation (the “ Corporation”), John Van Zyll, Ann Furlong, Assignor, Sofcon, Limited, a Belize corporation, Assignee and EIG Capital Investments, Limited, a Belize corporation (the “ Settlement Agreement ”), One Million (1,000,000) shares of the common stock of the Corporation, standing in Assignor’s name on the books of said Corporation (the “ Stock ”), and Assignor does hereby consent to the transfer of the Stock with full power of substitution in the premises in accordance with the terms and conditions set forth in the Settlement Agreement.

Dated: ___________ ___, 2008
Marvin Stacy

EXHIBIT C-4
ASSIGNMENT OF STOCK AND OPTIONS FOR CANCELLATION
[Separate from Certificate]

FOR VALUE RECEIVED, the undersigned, MARVIN STACY (“ Assignor ") does hereby sell, assign, deliver, and transfer onto DIVERSIFIED PRODUCT INSPECTIONS, INC. , a Florida corporation (the “ Corporation”), pursuant to and in accordance with the terms and conditions that are set forth in that certain SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Corporation, John Van Zyll, Ann Furlong, Assignor, Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (the “ Settlement Agreement ”), Nine Hundred Eighty-Five Thousand Two Hundred Twenty-Three (985,223) shares of the common stock of the Corporation, standing in Assignor’s name on the books of said Corporation (the “ Stock ”) and all options and rights of Assignor to acquire shares of stock in the Corporation, for immediate cancellation.

Dated: _________ ___, 2008
Marvin Stacy

EXHIBIT C-5
ASSIGNMENT OF STOCK
[Separate from Certificate]

FOR VALUE RECEIVED, the undersigned, ANN FURLONG (“ Assignor ") does hereby sell, assign, deliver, and transfer onto EIG VENTURE CAPITAL, LIMITED , a Belize corporation (“ Assignee”), pursuant to and in accordance with the terms and conditions that are set forth in that certain SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, Diversified Product Inspections, Inc., a Florida corporation (the “ Corporation”), John Van Zyll, Assignor, Marvin Stacy, Sofcon, Limited, a Belize corporation, Assignee and EIG Capital Investments, Limited, a Belize corporation (the “ Settlement Agreement ”), One Million (1,000,000) shares of the common stock of the Corporation, standing in Assignor’s name on the books of said Corporation (the “ Stock ”), and Assignor does hereby consent to the transfer of the Stock with full power of substitution in the premises in accordance with the terms and conditions set forth in the Settlement Agreement.

Dated: ___________ ___, 2008
Ann Furlong

EXHIIBIT C-6
ASSIGNMENT OF STOCK AND OPTIONS FOR CANCELLATION
[Separate from Certificate]

FOR VALUE RECEIVED, the undersigned, ANN FURLONG (“ Assignor ") does hereby sell, assign, deliver, and transfer onto DIVERSIFIED PRODUCT INSPECTIONS, INC. , a Florida corporation (the “ Corporation”), pursuant to and in accordance with the terms and conditions that are set forth in that certain SETTLEMENT AGREEMENT AND ASSET PURCHASE AGREEMENT by and among Diversified Product Inspections, LLC, a Tennessee limited liability company, the Corporation, John Van Zyll, Assignor, Marvin Stacy, Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (the “ Settlement Agreement ”), One Million Forty-Four Thousand Two Hundred Twenty-Three (1,044,223) shares of the common stock of the Corporation, standing in Assignor’s name on the books of said Corporation (the “ Stock ”) and all options and rights of Assignor to acquire shares of stock in the Corporation, for immediate cancellation.

Dated: ___________ ___, 2008
Ann Furlong

EXHIBIT D-1

___________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September _____, 2008 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders his resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

John Van Zyll

EXHIBIT D-2

___________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September _____, 2008 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders his resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

Marvin Stacy

EXHIBIT D-3

______________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September ____, 2008 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders her resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

Ann Furlong

EXHIBIT D-4

___________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September _____, 2008 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders his resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

Willard Wankelman

EXHIBIT D-5

___________________, 2008

The Board of Directors
Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

Ladies and Gentlemen:

This resignation letter is being provided pursuant to the terms of a certain Settlement Agreement and Asset Purchase Agreement dated September _____, 2008 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the undersigned hereby tenders his resignation as an Office and Director of Diversified Product Inspections, Inc. effective immediately.

Matthew Walters

EXHIBIT E
DIVERSIFIED PRODUCT INSPECTIONS, INC.

CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS

The undersigned, constituting all of the members of the Board of Directors of Diversified Product Inspections, Inc. , a Florida corporation (the “ Corporation ”), hereby consent, in writing, to the actions embodied in the following resolutions, without a meeting:

RESOLVED , that JAN TELANDER is appointed to the Board of Directors of the Corporation; and be it further

RESOLVED, that, Section 3.01 of the Corporation’s Bylaws is amended to change to permissible number of Directors from a minimum of 3 and a maximum of 9 to a minimum of 1 and a maximum of 5 (the “ Bylaw Amendment ”); and be it further

RESOLVED , that any Officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to file the Bylaw Amendment with the records of the Corporation; and be it further

RESOLVED , that the resignations of JOHN VAN ZYLL, ANN FURLONG, MARVIN STACY, WILLARD WANKELMAN and MATHEW WALTERS as Officers of the Corporation are hereby accepted; and be it further

RESOLVED , that JAN TELANDER, is appointed the sole Officer of the Corporation; and be it further

RESOLVED , that the resignations of JOHN VAN ZYLL, ANN FURLONG, MARVIN STACY, WILLARD WANKELMAN and MATHEW WALTERS as Directors of the Corporation are hereby accepted.

Dated: _____________________ __, 2008

John Van Zyll	Ann Furlong

Marvin Stacy	Matthew Walters

Willard Wankelman

EXHIBIT F

SELLER’S GENERAL RELEASE

This General Release of Seller (this “ Release ”) is being executed and delivered in accordance with Section 2(h) of the Settlement Agreement and Asset Purchase Agreement dated as of September ________, 2008 (the “ Asset Purchase   Agreement ”) by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the “Buyer”), Diversified Product Inspections, Inc., a Florida corporation (the “Seller”), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the “Management”) and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”). Capitalized terms used in this Release without definition have the respective meanings ascribed to them in the Asset Purchase Agreement.

The Seller acknowledges that execution and delivery of this Release is a condition to the Plaintiffs’ obligation to enter into the Asset Purchase Agreement and to consummate the transactions contemplated by the Asset Purchase Agreement, and that the Plaintiffs are relying on this Release in consummating such transactions.

The Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Plaintiffs to consummate the transactions contemplated in the Asset Purchase Agreement, hereby agrees as follows:

Except as provided below, the Seller, on behalf of itself, and each of its Directors, Officers, shareholders and employees, or Persons controlled by, controlling or under common control with Seller (together, “ Related Persons ”), hereby releases and forever discharges the Plaintiffs (individually, a “ Releasee ” and collectively, “ Releasees ”) from any and all claims, demands, proceedings, causes of action, and other liabilities whatsoever, whether known or unknown, absolute or contingent, direct or indirect or nominally or beneficially claimed or possessed, both at law and in equity, which the Seller or any of its respective Related Persons have against the respective Releasees arising contemporaneously with or prior to the Closing Date arising out of or related to the claims asserted in the Pending Litigation (collectively, “ Liabilities ”).

The Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Notwithstanding the preceding, this Release shall not operate, nor shall it be construed, to release the Buyer, Management or Plaintiffs from their respective duties and obligations arising out of the Asset Purchase Agreement.

The Seller expressly acknowledges that it has received the advice of counsel prior to signing this Release.

The Seller acknowledges that it may hereafter discover facts different from or in addition to those it now knows or believes to be true with respect to the matters released herein. The Seller acknowledges that the releases contained herein shall remain effective in all respects notwithstanding such different or additional facts.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, the Seller has executed and delivered this Release as of this ___ day of ________, 2008.

Diversified Product Inspections, Inc.

By:
John Van Zyll
Its:	President

EXHIBIT G
PLAINTIFFS’ GENERAL RELEASE

This General Release of Plaintiffs (this “ Release ”) is being executed and delivered in accordance with Section 2(h) of the Settlement Agreement and Asset Purchase Agreement dated as of September _______, 2008 (the “ Asset Purchase   Agreement ”) by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the “Buyer”), Diversified Product Inspections, Inc., a Florida corporation (the “Seller”), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the “Management”) and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”). Capitalized terms used in this Release without definition have the respective meanings ascribed to them in the Asset Purchase Agreement.

The Plaintiffs acknowledge that execution and delivery of this Release is a condition to the Seller’s and Management’s obligations to enter into the Asset Purchase Agreement and to consummate the transactions contemplated by the Asset Purchase Agreement, and that the Seller and Management are relying on this Release in consummating such transactions.

The Plaintiffs, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Seller and Management to consummate the transactions contemplated in the Asset Purchase Agreement, hereby agree as follows:

Except as provided below, the Plaintiffs, on behalf of themselves, and each of their respective Directors, Officers, shareholders and employees, or Persons controlled by, controlling or under common control with each Plaintiff (together, “ Related Persons ”), hereby release and forever discharge the Seller and the Management (individually, a “ Releasee ” and collectively, “ Releasees ”) from any and all claims, demands, proceedings, causes of action, and other liabilities whatsoever, whether known or unknown, absolute or contingent, direct or indirect or nominally or beneficially claimed or possessed, both at law and in equity, which the Plaintiffs or any of their respective Related Persons have against the respective Releasees arising contemporaneously with or prior to the Closing Date arising out of or related to the claims asserted in the Pending Litigation (collectively, “ Liabilities ”).

The Plaintiffs hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Notwithstanding the preceding, this Release shall not operate, nor shall it be construed, to release the Buyer, Management or Seller from their respective duties and obligations arising out of the Asset Purchase Agreement.

The Plaintiffs expressly acknowledge that they have received the advice of counsel prior to signing this Release.

The Plaintiffs acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the matters released herein. The Plaintiffs acknowledge that the releases contained herein shall remain effective in all respects notwithstanding such different or additional facts.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, the Plaintiffs have executed and delivered this Release as of this ___ day of ________, 2008.

SOFCON, LIMITED

By:
Jan Telander, President

EIG VENTURE CAPITAL, LIMITED

By:
Jan Telander, President

EIG CAPITAL INVESTMENTS, LIMITED

By:
Jan Telander, President

EXHIBIT H
MANAGEMENT’S GENERAL RELEASE

This General Release of Management (this “ Release ”) is being executed and delivered in accordance with Section 2(h) of the Settlement Agreement and Asset Purchase Agreement dated as of September _______, 2008 (the “ Asset Purchase   Agreement ”) by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the “Buyer”), Diversified Product Inspections, Inc., a Florida corporation (the “Seller”), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the “Management”) and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”). Capitalized terms used in this Release without definition have the respective meanings ascribed to them in the Asset Purchase Agreement.

The Management acknowledges that execution and delivery of this Release is a condition to the Plaintiffs’ obligation to enter into the Asset Purchase Agreement and to consummate the transactions contemplated by the Asset Purchase Agreement, and that the Plaintiffs are relying on this Release in consummating such transactions.

The Management, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce the Plaintiffs to consummate the transactions contemplated in the Asset Purchase Agreement, hereby agrees as follows:

Except as provided below, the Management, on behalf of itself, and each Person constituting the Management, and any Person controlled by each of them, controlling or under common control with Management (together, “ Related Persons ”), hereby releases and forever discharges the Plaintiffs (individually, a “ Releasee ” and collectively, “ Releasees ”) from any and all claims, demands, proceedings, causes of action, and other liabilities whatsoever, whether known or unknown, absolute or contingent, direct or indirect or nominally or beneficially claimed or possessed, both at law and in equity, which the Management or any of its respective Related Persons have against the respective Releasees arising contemporaneously with or prior to the Closing Date arising out of or related to the claims asserted in the Pending Litigation (collectively, “ Liabilities ”).

The Management hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Notwithstanding the preceding, this Release shall not operate, nor shall it be construed, to release the Buyer, Seller or Plaintiffs from their respective duties and obligations arising out of the Asset Purchase Agreement.

The Management expressly acknowledges that it has received the advice of counsel prior to signing this Release.

The Management acknowledges that it may hereafter discover facts different from or in addition to those it now knows or believes to be true with respect to the matters released herein. The Management acknowledges that the releases contained herein shall remain effective in all respects notwithstanding such different or additional facts.

If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Florida without regard to principles of conflicts of law.

All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, the Seller has executed and delivered this Release as of this ___ day of ________, 2008.

“Management”

John Van Zyll

Ann Furlong

Marvin Stacy

EXHIBIT I
[LETTERHEAD OF HATFIELD & TEMPLE, P.C.]

_____________ __, 2008

Sofcon, Limited
EIG Venture Capital, Limited
EIG Capital Investments, Limited
c/o Jan Telander, President
EIG Capital
Calle Azucena 37
Torreblanca del Sol
29640 Fuengirola, Spain

Attention: Jan Telander

Re:
Settlement Agreement and Asset Purchase Agreement is dated September __, 2008 by and among Diversified Product Inspections, LLC, a Tennessee limited liability company (the “Buyer”), Diversified Product Inspections, Inc., a Florida corporation (the “Seller”), John Van Zyll, Ann Furlong, and Marvin Stacy (collectively, the “Management”) and Sofcon, Limited, a Belize corporation, EIG Venture Capital, Limited, a Belize corporation, and EIG Capital Investments, Limited, a Belize corporation (collectively, the “Plaintiffs”) (the “Asset Purchase Agreement”)

Dear Mr. Telander:

We have acted as legal counsel to the Buyer, Seller and Management in connection with the transactions described in the Asset Purchase Agreement, including all Schedules and Exhibits attached thereto (the “ Transactions”). This opinion (the “ Opinion ”) is being delivered pursuant to Paragraph 6(a)(v) of the Asset Purchase Agreement. All capitalized terms that are used in this Opinion which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

In connection with the delivery of this Opinion, we have examined the Asset Purchase Agreement, including all Schedules and Exhibits attached thereto. We have also examined the Articles of Incorporation, Bylaws, Stockholder Ledger, issued options and Option Ledger, existing loan and security agreements, settlement and dismissal documents relating to the Pending Litigation and originals and/or copies of issued stock certificates of the Buyer and the Seller, certificates of public officials, and other documents and records provided to us by the Buyer, Seller and Management as well as such other certificates and instruments as we have deemed necessary for the purposes of the opinions expressed herein. As to various questions of fact material to this Opinion, we have, when relevant facts were not independently established, relied upon certificates and written statements of Management, Officers, and Directors (as applicable) of Buyer and Seller. The aforementioned Asset Purchase Agreement, including all Schedules and Exhibits attached thereto and all documents, instruments and agreements by and among the Buyer, Seller, Management and Plaintiffs relating to the Transactions are sometimes hereinafter collectively referred in this Opinion to as the “ Transaction Documents ”. We are familiar with the proceedings of the Buyer, the Seller and the Management with respect to the authorization, execution and delivery of the Transaction Documents and the transactions contemplated thereby.

Based on the foregoing and our examination of such matters of law as we have deemed necessary or appropriate to render the opinions set forth in this letter, but subject to the qualifications and limitations described, we are of the opinion that:

1.   Seller is a corporation duly organized and legally existing under the laws of the State of Florida and is in good standing and qualified to conduct business in the States of Florida, Tennessee and in all other jurisdictions in which Seller is required to qualify to conduct business. Seller has the requisite corporate power and authority to carry on its business operations and to transfer its assets and properties.

2.   Buyer is a limited liability company duly organized and legally existing under the laws of the State of Tennessee and is in good standing and qualified to conduct business in the State of Tennessee and in all other jurisdictions in which Buyer is required to qualify to conduct business. Buyer has the requisite limited liability company power and authority to carry on its business operations and to own its assets and properties.

3.   The Transaction Documents and all Schedules and Exhibits, and all other documents, agreements, or instruments executed or to be executed by Buyer, Seller and/or Management in connection with or pursuant to the Transaction Documents and the consummation of all of the transactions provided for in the Transaction Documents: (i) have been duly authorized by all necessary limited liability company action on the part of Buyer and its members and managers; (ii) have been duly authorized by all necessary corporate action on the part of Seller and its stockholders and directors (including filing a Proxy describing the transactions described in the Transaction Documents with the SEC and transmitting the Proxy to the Seller’s shareholders and allowing the Seller’s shareholders to vote on the aforementioned transactions at a duly called meeting of the Seller’s shareholders); (iii) have been duly and legally executed and delivered by Buyer, Seller and Management; and (iv) Buyer, Seller and Management have the requisite power and authority to enter into, execute and deliver the Transaction Documents and to carry out all of their obligations thereunder.

4.   The Transaction Documents, executed by Buyer, Seller and Management, constitute legal, valid, and binding obligations of Buyer, Seller and Management and are enforceable against Buyer, Seller and Management in accordance with their terms.

5.   To the best of our knowledge, based upon due inquiry with the Buyer, Seller and Management and necessary legal investigation, no authorization, approval, consent, declaration or finding of any person, entity or governmental authority, regulatory body, federal, state, or local, is necessary or required in connection with the execution, delivery and performance of the Transaction Documents by Buyer, Seller or Management, except for authorizations obtained by the Buyer, Seller and/or Management prior to or at the time of Closing.

6.   To the best of our knowledge, based upon due inquiry with Buyer, Seller and Management and necessary legal investigation: (i) the Purchased Management Stock being assigned to Plaintiffs by Management pursuant to the Asset Purchase Agreement is free and clear of any and all Liens, claims, Security Interests and/or Encumbrances, and there are no liens, claims, Security Interests, UCC-1 financing statements, or similar filings or encumbrances or potential liens, claims or encumbrances on the Purchased Management Stock being assigned to Plaintiffs; (ii) following the execution of the Transaction Documents, Plaintiffs shall acquire good and marketable title in and to the Purchased Management Stock, free and clear of any and all Liens, claims, security interests, and/or Encumbrances of any kind; and (iii) each of the members of Management (in each case, where applicable) have full authority to: (a) sell and transfer the Purchased Management Stock to Plaintiffs, free and clear of any and all Liens, claims, Security Interests and Encumbrances which might be asserted by third parties, and (b) enter into, execute and deliver the Transaction Documents and bind Buyer, Seller and Management in accordance with the terms of said documents.

7.   As of the Closing, the Seller will be a shell company with no operations and no Liabilities, Liens, Litigation, encumbrances or Indebtedness that is up to date in its filings and in compliance with all applicable federal and state securities laws and regulations and its common stock will be traded on the Over-the-Counter Bulletin Board.

8.   Following the Plaintiff’s acquisition of the Purchased Management Stock, the Plaintiffs will own and control a majority of the Seller’s common stock and in accordance with the Seller’s Articles and Bylaws, the Plaintiff will have voting control and the right to control the operations and actions of the Seller.

9.   To the best of our knowledge, based upon due inquiry with Buyer, Seller and Management and necessary legal investigation, there are no judgments outstanding against Buyer, Seller and/or Management and there is no pending or threatened action, suit or proceeding before any court or any governmental or regulatory authority relating to Buyer, Seller, Management or the Purchased Management Stock, where such judgment or pending or threatened suit or action or proceeding would adversely affect Buyer, Seller, Management, the Purchased Management Stock or the ability of Management to transfer the Purchased Management Stock to Plaintiffs, free and clear of any and all Liens, claims, security interests and Encumbrances of any kind.

10.   As to compliance with federal and state securities laws and regulations: (i) Seller is current in its filings and in compliance with all applicable federal and state securities laws and regulations; (ii) the consummation of the Transactions will not negatively impact Seller’s ability to continue as a fully reporting Over-the-Counter Bulletin Board company following the Closing; and (iii) the consummation of the Transactions is fair to Seller’s shareholders and has been approved and consummated by Seller’s shareholders in accordance with all applicable state and federal securities regulations.

The opinions set forth in this letter are qualified as stated and are qualified further by the following:

a.   We have assumed the competency and legal capacity of the signatories to the Transaction Documents and all underlying related documents and the accuracy and completeness of all records made available to us.

b.   Whenever our Opinion, with respect to the existence or absence of facts, is qualified by the phrase “to our knowledge” or a phrase of similar import, it indicates that, during the course of our representation of Buyer, Seller and Management in connection with the Transactions contemplated by the Transaction Documents, no information has come to our attention which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Buyer, Seller and/or Management.

We call your attention to the fact that our opinion has been limited to the specific matters stated herein. No opinion may be inferred or implied beyond the matters expressly stated.

Very truly yours,

HATFIELD & TEMPLE, P.C.

ANNEX B

Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

January 16, 2009

Dear Mr. Telander:

This letter agreement acknowledges that Sofcon, Limited, EIG Venture Capital, Limited and EIG Capital Investments, Limited and Diversified Product Inspections, LLC, Diversified Product Inspections, Inc., and John Van Zyll, Ann Furlong, and Marvin Stacy have agreed to amend that certain Settlement Agreement and Asset Purchase Agreement dated September 29, 2008 (the “Agreement”) as described below.  All capitalized words and terms have the meaning in the Agreement.  The Schedules referred to below are incorporated by reference from the Agreement.

Section 3(c)(i) shall be deleted and replaced with the following:

(c)           Capital Structure.

(i)           The authorized capital stock of the Seller consists solely of 50,000,000 shares of common stock, $0.01 par value per share, of which 20,070,867 shares are issued and outstanding as of the record date (the “Seller Shares”), not including treasury shares which are not entitled to vote on the sale of assets under Delaware Law and the Seller’s bylaws.  Management collectively owns 9,459,877 shares of the Seller’s common stock and options to purchase an aggregate additional 7,500,000 common shares, all, free and clear of all Liens (collectively, the “Management Shares and Options”).  All of the Seller Shares are and as of the Closing Date will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights and the Seller Shares are registered with the SEC and all applicable securities agencies and in accordance with all applicable securities laws and are fully tradable on the Over-the-Counter Bulletin Board, subject to customary securities law restrictions.  The Seller Shares are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Seller, or any agreement to which the Seller or the Management is a party or by which the Seller or the Management is bound.  All of the Seller Shares have been issued in compliance with all applicable federal and state securities laws. Other than as disclosed in Schedule 3(c)(i), there is no outstanding capital stock or other securities of the Seller and no outstanding options, rights or commitments to issue such capital stock or other securities.  Other than as disclosed in Schedule 3(c)(ii), the Seller has never adopted, sponsored or maintained any stock option plan or any other plan or entered into any contract providing for equity compensation to any Person and, as of the Closing Date, all such rights and plans (if any) shall have been terminated and cancelled.

Section 3(i) shall be deleted and replaced with the following:

(i)           Financial Statements. The Seller has filed or will file with the SEC the following financial statements of the Seller: (i) audited balance sheets, income statements, statements of shareholders’ equity and statement of cash flows as of and for the fiscal years ended December 31, 2008, 2007 and 2006 and for the period ending February 28, 2009; and (ii) unaudited balance sheets, income statements and cash flow statements as of and for the three months ended March 31, 2008, June 30, 2008 and September 30, 2008 (collectively, the “Financial Statements”). The Financial Statements which have been filed were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP (none of which will be material).  The Financial Statements which have been filed present fairly the financial condition and operating results of the Seller as of the dates indicated, subject in the case of the unaudited financial statements to normal year-end audit adjustments (none of which will be material). The books and records of the Seller are accurate and complete in all material respects and have been maintained in accordance with reasonable business practices.  No financial statement of any Person other than the Seller is required by GAAP to be included in the Financial Statements which have been filed.

Section 5(f) shall be deleted and replaced with the following:

(f)           Irrevocable Proxy. The Plaintiffs hereby grant the Seller’s Board of Directors an irrevocable proxy to vote 5,077,247 of the Plaintiffs’ shares of common stock of the Seller in favor of the approval of this Agreement in connection with the shareholder approval of this Agreement.  Any other shares of common stock that the Plaintiffs may or may not beneficially own will not be voted in connection with the shareholder approval of this Agreement.  This proxy is coupled with an interest and shall not expire unless this Agreement has terminated.

Section 7(a)(iii) and 7(a)(iv) are amended to replace December 31, 2008 with February 28, 2009.

The Closing of the Agreement is subject to the satisfaction of all conditions and covenants under the Agreement, including the settlement or dismissal of all pending litigation with prejudice insofar as it affects the Seller.

Section 8(c) is added to the Agreement which will read as follows:

(c)           Preparation of the Financial Statements and Cooperation.

The Parties acknowledge and agree that the Management shall be responsible for the preparation of the December 31, 2008 and February 28, 2009 balance sheets, income statements, statement of shareholders’ equity and statement of cash flows and the payment of all costs and expenses relating to the auditing of such financial statements.  The Management shall cooperate in connection with the preparation of the Form 10-K for the year ended December 31, 2008 and the Transition Report on Form 10-K for the period ending February 28, 2009 (the “Transition Report”) insofar as it relates to the business of the Seller as of the Closing of the Agreement, including reviewing the Form 10-K and the Transition Report disclosure for accuracy and being available upon request to provide information to the Seller’s counsel and independent registered public accounting firm in connection with the preparation of the Form 10-K and the Transition Report.  The Buyer shall pay the auditing fees and costs and Edgarizing costs incurred in connection with the preparation and filing of the Form 10-K and the Transition Report and the legal fees and costs of the Seller’s current counsel in connection with these reports.  The audited balance sheet, income statement, statement of shareholders’ equity and statement of cash flows and corresponding notes for the year ended December 31, 2008 shall be provided to the Seller on or before the Closing Date and for the period ending February 28, 2009 no later than May 14, 2009.

By accepting this letter agreement, you acknowledge that the Agreement is amended to delete and replace Section 3(c)(i), 3(i) and 5(f), to amend Section 7(a)(iii) and 7(a)(iv) and to add Section 8(c) as specified above.  Please sign below indicating your agreement. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this letter agreement may be actual or facsimile signature.

In all other respects, the Agreement is ratified and confirmed.

Very truly yours, DIVERSIFIED PRODUCT INSPECTIONS, INC.

By:	/s/ John Van Zyll
John Van Zyll, Chairman of the Board and Chief Executive Officer

Acknowledged and agreed as of the dates indicated below.

/s/ John Van Zyll
John Van Zyll

Dated: January 16, 2009

/s/ Ann Furlong
Ann Furlong

Dated: January 16, 2009

/s/ Marvin Stacy
Marvin Stacy

Dated: January 16, 2009

DIVERSIFIED PRODUCT INSPECTIONS, LLC.

By:	/s/ John Van Zyll
John Van Zyll, Authorized Member and Manager

Dated: January 16, 2009

SOFCON, LIMITED

By:	/s/ Jan Telander
Jan Telander, President

Dated: January 16, 2009

EIG VENTURE CAPITAL, LIMITED

By:	/s/ Jan Telander
Jan Telander, President

Dated: January 16, 2009

EIG CAPITAL INVESTMENTS, LIMITED

By:	/s/ Jan Telander
Jan Telander, President

Dated: January 16, 2009

ANNEX C

Diversified Product Inspections, Inc.
1059 E. Tri-County Boulevard
Oliver Springs, TN 37840

February 11, 2009

Dear Mr. Telander:

This letter agreement acknowledges that Sofcon, Limited, EIG Venture Capital, Limited and EIG Capital Investments, Limited and Diversified Product Inspections, LLC, Diversified Product Inspections, Inc., and John Van Zyll, Ann Furlong, and Marvin Stacy have agreed to amend that certain letter agreement dated January 16, 2009 (the “Amendment”) amending the Settlement Agreement and Asset Purchase Agreement dated September 29, 2008 (the “Agreement”) as described below.  All capitalized words and terms have the meaning in the Agreement.  The Schedules referred to below are incorporated by reference from the Agreement.

Section 3(i) shall be amended to replace February 28, 2009 with March 31, 2009.

Section 7(a)(iii) and 7(a)(iv) are amended to replace February 28, 2009 with March 31, 2009.

Section 8(c) is amended to replace February 28, 2009 with March 31, 2009 and May 14, 2009 with June 14, 2009.

By accepting this letter agreement, you acknowledge that the Agreement is amended to amend Section 3(i), 7(a)(iii) and 7(a)(iv) and Section 8(c) of the Amendment as specified above.  Please sign below indicating your agreement. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this letter agreement may be actual or facsimile signature.

In all other respects, the Agreement is ratified and confirmed.

Very truly yours,

DIVERSIFIED PRODUCT INSPECTIONS, INC.

By: /s/ John Van Zyll
John Van Zyll, Chairman of the Board and Chief Executive Officer

Acknowledged and agreed as of the dates indicated below.

/s/ John Van Zyll
John Van Zyll

Dated:  February 11, 2009

/s/ Ann Furlong
Ann Furlong

Dated:  February 11, 2009

/s/ Marvin Stacy
Marvin Stacy

Dated:  February 11, 2009

DIVERSIFIED PRODUCT INSPECTIONS, LLC.

By: /s/ John Van Zyll
       John Van Zyll, Authorized Member and Manager

Dated:  February 11, 2009

SOFCON, LIMITED

By: /s/ Jan Telander
      Jan Telander, President

Dated:  February 11, 2009

EIG VENTURE CAPITAL, LIMITED

By: /s/ Jan Telander
      Jan Telander, President

Dated:  February 11, 2009

EIG CAPITAL INVESTMENTS, LIMITED

By: /s/ Jan Telander
       Jan Telander, President

Dated:  February 11, 2009